UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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J.B. HUNT TRANSPORT SERVICES, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Website: jbhunt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 23, 2020

The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the Company) will be held April 23, 2020, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive in Lowell, Arkansas, for the following purposes:

1 To elect Directors for a term of one (1) year	2 To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers	3 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2020 calendar year

4 To consider a stockholder proposal regarding reporting political contributions	5 To consider a stockholder proposal seeking a report on climate change initiatives	6 To transact such other business as may properly come before the Annual Meeting or any adjournments thereof

Only stockholders of record on February 18, 2020, will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

The 2019 Annual Report to Stockholders is included in this publication

By Order of the Board of Directors JENNIFER R. BOATTINI Corporate Secretary Lowell, Arkansas March 12, 2020

Proxy Statement
Summary

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Website: jbhunt.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the Company), on behalf of its Board of Directors (the Board), for the 2020 Annual Meeting of Stockholders (the Annual Meeting). The Proxy Statement and the related proxy card are being distributed on or about March 12, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD APRIL 23, 2020

This Proxy Statement and our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, are available at jbhunt.com.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Item	Board Recommendations	Further Details
Election of Directors	FOR	Page 14
Advisory Vote on Executive Compensation	FOR	Page 64
Ratification of Independent Registered Public Accounting Firm	FOR	Page 67
Stockholder Proposal Regarding Reporting Political Contributions	AGAINST	Page 70
Stockholder Proposal Seeking a Report on Climate Change Initiatives	AGAINST	Page 73

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

The summary information provided above is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY INTERNET, TELEPHONE, OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT TO US IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	1

Proxy Statement – Summary

Director Nominees

Name	Occupation	Age	Director Since	Independent	Other Directorships	Committees Upon Election

Douglas G. Duncan	FedEx Freight Corporation (retired)	69	2010	Yes	Benchmark Electronics, Inc. Brambles LTD	Audit Committee Corporate Governance Committee
Francesca M. Edwardson	American Red Cross of Greater Chicago (retired)	62	2011	Yes	Duluth Holdings, Inc. Rush University Medical Center Lincoln Park Zoo	Audit Committee Corporate Governance Committee
Wayne Garrison	J.B. Hunt Transport Services, Inc. (retired)	67	1981	No
Sharilyn S. Gasaway	Alltel Corp. (retired)	51	2009	Yes	Genesis Energy, LP Waddell & Reed Financial, Inc. Louisiana Tech University (LTU) Foundation LTU College of Business Advisory Board Arkansas Children’s Inc. Arkansas Children’s Foundation	Chair of Audit Committee Compensation Committee Corporate Governance Committee
Gary C. George	George’s Inc.	69	2006	Yes	Legacy National Bank Arkansas Children’s Inc. Arkansas Children’s Northwest National Chicken Council	Chair of Corporate Governance Committee Compensation Committee
Bryan Hunt, Jr.	Hunt Automotive Group	61	1991	No	The New School
Gale V. King	Nationwide Mutual Insurance Co.	63	—	Yes	AutoZone, Inc., The University of Florida Foundation, Inc., The Executive Leadership Council, Columbus Women’s Commission, National Urban League, Columbus Museum of Art	Compensation Committee Corporate Governance Committee
John N. Roberts, III	President and Chief Executive Officer	55	2010	No	Federal Reserve Bank of St. Louis Arkansas Children’s Northwest
James L. Robo	NextEra Energy, Inc.	57	2002	Yes	NextEra Energy, Inc. NextEra Energy Partners, LP	Chair of Compensation Committee Corporate Governance Committee
Kirk Thompson	Chairman of the Board	66	1985	No	Rand Logistics, Inc.

2	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement – Summary

Compensation Objectives, Principles and Practices

We believe the ability to attract, retain and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The overall compensation philosophy of the Company’s Board of Directors and management is guided by the following principles:

Recruitment and Retention

The Company aims to attract, motivate and retain high-performance talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

Performance and Responsibility

Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

Short-term Incentive

A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

Long-term Incentive

Awards of long-term compensation encourage participating employees to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as to focus on long-term career orientation.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	3

Proxy Statement – Summary

2019 Business Highlights

Consolidated Revenue
(in millions)

Consolidated Operating Income (in millions)	Diluted EPS

4	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement – Summary

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	5

Proxy Statement – Summary

J.B. Hunt Corporate Responsibility

Overview/Mission Statement

At J.B. Hunt, our success is dependent upon our employees solving complex problems and creating value for our customers by eliminating waste, reducing costs, and forging long-term relationships by delivering an exceptional service product. The Board and Management recognize that our future success rests on creating a sustainable business model built on a foundation of strong corporate governance while maintaining sound environmental and social responsibility for the benefit of all of our stakeholders. By continuously focusing on reducing our carbon footprint, eliminating waste with our investments in the latest technologies, keeping the roads and our employees safe, and embracing the diversity of our customers and people, we’re in it for the long haul. We do what we can to make business decisions that have a positive impact on the things that matter most to our stakeholders with a stated mission - to create the most efficient transportation network in North America.

CORPORATE RESPONSIBILITY / GOVERNANCE
Accountability • Transparency • Sustainability
COMMUNITIES
Corporate Giving
Volunteering
Stewardship
ENVIRONMENT
Improve Fuel Economy
Reduce Waste
Optimize Supply Chains
SAFETY
Reduce Accidents & Injuries
Invest in Latest Safety Technologies
Driver Training
SHAREHOLDERS
Growth
Capital Efficiency
Enhance Shareholder Value
EMPLOYEES
Safety
Career Development
Diversity & Inclusion

6	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement – Summary

Sustainability

Throughout our history, J.B. Hunt has recognized the importance of building a sustainable business and continues to take steps to increase awareness and transparency regarding our efforts with all our stakeholders. In 2019, the executive management team advanced these efforts with the establishment of a committee led by our Chief Operations Officer, Craig Harper, who reports directly to our CEO on the progress of advancing our sustainability initiative. The committee is comprised of a diverse group of J.B. Hunt employees responsible for identifying opportunities to advance our measurement, management, and disclosure of our sustainability efforts to help identify and mitigate climate and other related risks. Members of the committee recently presented an update to our Nominating and Corporate Governance Committee on the Company’s efforts and investments made to reduce our greenhouse gas (GHG) emissions as part of its oversight of fossil fuel efficiency and progress on reducing the Company’s environmental impact.

Environmental Matters

The Company recognizes that reducing GHG emissions in our business is important to our stockholders, our customers, the communities we serve, the global environment, and ultimately the future success of our Company. Increasingly, our customers are making environmental responsibility a priority in their business decision-making, and the same is true for the Company. We strive to offer transportation solutions that help the Company and our customers reduce both costs and carbon emissions while meeting or exceeding our customers’ operational needs. Challenges to further reducing our carbon emissions include but are not limited to the availability of commercially and economically viable alternatives to diesel-powered equipment and our ability to convert over-the-road shipments to rail through our intermodal service offering. Management is committed to monetizing the efficient use of fossil fuels, such as adopting the most advanced technologies provided from original equipment manufacturers (OEM), utilizing aftermarket products to reduce fuel burn, adopting policies to incentivize reduced fuel burn, and assisting manufacturers in developing commercially viable alternative fuel sources.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	7

Proxy Statement – Summary

The Company recognizes that reducing our carbon footprint is a continuous journey, and we believe the following items support our commitment to reducing our environmental impact:

Intermodal Conversion

J.B. Hunt leads the industry in converting over-the-road (OTR) shipments to intermodal. As a result of our conversion efforts, the Company reduced CO2e emissions (versus an all-truck alternative) by approximately 50% or ~3.2 million metric tons.

Energy-Efficient Trucks and Equipment

We maintain a modern fleet with an average truck age of only 2.3 years as compared to the ~5.6 year industry average. Modernization ensures that we maintain the latest in emission reduction technologies. We also spec our equipment to maximize fuel efficiency with features including aerodynamic packages, idle-reducing cab heaters, and automatic manual transmissions (AMTs) that all contributed to improved fuel economy.

Renewable Technology

J.B. Hunt invests in renewable technology solutions. Company assets are equipped with solar-powered tracking units that optimize the location and availability of trailing equipment. This technology allows J.B. Hunt to increase the efficiency of its assets, reduce empty miles and costs, and gain better control over its operations.

Fuel Technology

Fuel is one of the largest sources of carbon emissions within the supply chain. We strive to find advanced fuel solutions for customers, including the use of biofuels and ensuring the fuel efficiency of our fleets. In 2019, 53% of all fuel purchased was a bio-blended diesel product. The Company’s total weighted average of fuel from renewable sources was 7%.

Engineering Solutions	J.B. Hunt has a dedicated engineering team that helps customers optimize their shipping strategy to minimize total miles, maximize payload, and reduce carbon emissions per shipment.
Customer Carbon Footprint

J.B. Hunt’s proprietary tool calculates a customer’s carbon footprint. We then offer mode conversion solutions, displaying how much carbon reduction can be achieved by converting a load to an intermodal shipment.

Carbon Diet

We provide support to customers with a company-developed sustainability practice called the “Carbon Diet.” We educate customers on best practices in supply chain sustainability and supply the resources needed to be successful.

Electric Vehicles

We continually seek and evaluate opportunities to utilize emerging technologies in the area of exhaust-free vehicles. J.B. Hunt added its first ever all-electric, medium duty box trucks to its fleet in 2018. Additionally, we were one of the first to place an order for an all-electric heavy-duty Class 8 truck, and we anticipate further discussions with OEMs and solutions providers about acquiring additional electric trucks and charging stations when they become commercially available in the future.

8	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement – Summary

Social Matters

J.B. Hunt recognizes that doing business to the best of our ability also means acknowledging and addressing important social issues. As a company, we support numerous initiatives that reflect the values most important to our customers, employees and communities in which we operate. With over 29,000 J.B. Hunt employees across North America (~19,000 of which are our truck drivers), we believe our focus on safety, career development, fostering a diverse and inclusive workplace, and giving back to the communities in which we serve are among our highest priorities.

Public Safety

At J.B. Hunt, safety is a core value and is fundamental to the culture of the Company. Our commitment to safety, which is a cornerstone of our business, has not deterred us from our mission of providing best-in-class service to our customers. Ensuring the roads are safe for our drivers and the motoring public is important to us as a key social responsibility and as a business concern. We train drivers extensively to understand and comply with all required safety measures.

J.B. Hunt has made considerable investments in safety over the last two decades because first and foremost, it is the right thing to do, and it is an investment with almost immeasurable returns. We share the road with millions of people across the country every day, and our livelihood depends on keeping those roads as safe as possible for everyone, including our drivers. In addition to complying with industry-relevant laws and mandates, J.B. Hunt makes its contribution to public road safety in a variety of ways — driver training, drug testing, and investing in technologies that make drivers and equipment safer.

We have continuously maintained a satisfactory safety rating from the Federal Motor Carrier Safety Administration (FMCSA) since 1992. Our out-of-service (OOS) rates for vehicle, driver, and HAZMAT fall substantially below reported national averages in the Safety Measurement System (SMS). In CSA (Compliance, Safety, Accountability), our safety performance falls below the threshold of FMCSA’s on-road safety performance BASICs (Behavior Analysis and Safety Improvement Categories) in all categories.

Public safety is further promoted through smart purchasing decisions. As new safety technologies are made available, we carefully evaluate each to determine the overall impact and benefit they could bring to our drivers, trucks, and equipment.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	9

Proxy Statement – Summary

Intermodal Conversion

J.B. Hunt leads the industry in converting OTR shipments to intermodal. We estimate the conversion of shipments from highway to rail has likely resulted in 60 fewer truck-involved fatalities on our nation’s highways during 2019 (using industry average fatality rate per 100 million miles).

Defensive Driving Training	J.B. Hunt drivers are certified in a nationwide defensive driving program, involving classroom and in-vehicle training. All drivers are recertified periodically.
Monthly and Quarterly Safety Training

Our drivers participate in regular ongoing web-based and classroom safety training. Ongoing driver development is designed to provide additional training for drivers, as well as keep them up to date on regulatory issues and company matters.

Hair Testing

In 2006, J.B. Hunt implemented a policy requiring hair testing for the presence of controlled substances in addition to the U.S. Department of Transportation (DOT) required urine testing. Management believes hair testing serves as a more accurate and stringent standard to base an individual’s habitual drug usage and has resulted in a material reduction in unfavorable results from random and post-accident tests.

Automatic Onboard Recording Devices/ELD’s

We began implementing automatic onboard recording devices in 2007. As an early adopter of this technology, we have seen benefits in its ability to manage compliance with Hours-of-Service (HOS) regulations and reduce roadside inspection violations. J.B. Hunt was compliant with the mandate requiring Electronic Logging Devices in commercial vehicles prior to the December 2019 deadline.

Forward Collision Warning Systems

Installation of forward collision warning systems on our Class 8 tractors began in 2011. Currently, 95% of our company Class 8 fleet is deployed with this equipment which includes an automatic emergency braking system. We have seen a significant reduction in rear-end collision frequency and costs since implementation of these systems.

Video-Recorded Technology

Installation of video-recording equipment began in 2016, with 79% of our Class 8 fleet currently being deployed with forward-facing cameras. This equipment provides lane departure warnings and enhanced radar functionalities for some systems, such as braking on stationary objects. The primary benefit of this technology is improving driver safety performance. J.B. Hunt is also piloting rearview digital camera technology on its fleet that will expand driver visibility and potentially improve aerodynamics and fuel economy.

10	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement – Summary

People Matters

Despite operating nearly 150,000 pieces of transportation equipment, our single greatest asset is our people. J.B. Hunt strives to provide a supportive and safe work environment for its employees where diverse and innovative ideas can be fostered to solve problems and provide value-added services for our customers. In addition to our employees, our customers, vendors, and communities in which we operate also share diverse backgrounds and an equally diverse range of interests and passions. J.B. Hunt puts forth its best effort to support initiatives reflecting the company values which are shared with its stakeholders.

Corporate Giving

J.B. Hunt is proud to support communities and charities that align with the values of our organization. In 2019, J.B. Hunt corporate and employee giving topped $6 million dollars directed towards our corporate pillars: Healthcare, Veterans, Crisis Management, and Education.

Employee Healthcare

J.B. Hunt is committed to improving the health of its workforce. Access to quality care is an important part of that commitment, and we have programs in place that focus on improving the quality of care that our employees and their families receive. Paid leave is another key component of our strategy. J.B. Hunt offers benefit plans that comply with all applicable laws.

Information Privacy & Protection Program (IP3)

Our IP3 is designed to protect the privacy of our workers, customers, vendors, and other proprietary corporate information. Its mission is to employ privacy best practices in collection, usage, storage, and disposal of information in compliance with applicable laws and regulations and to foster a culture that values privacy through awareness. All non-driver personnel are required to complete IP3 training.

Human Trafficking

The issue of human trafficking is one that hits close to home in our industry. J.B. Hunt launched Truckers Against Trafficking training in 2014 and has trained over 79,000 employees on recognizing and reporting signs of human trafficking. The Company recently became a signatory of the DOT’s Transportation Leaders Against Human Trafficking Pledge.

Veterans Hiring Initiatives

In 2014, J.B. Hunt made a commitment to hire 10,000 veterans by 2020, which we were proud to accomplish before year-end 2019. More than 15% of our employees are military veterans, and we are proud to be consistently recognized for being a Top 100 Military Friendly Employer by VIQTORY. For 2019, we achieved Gold status, indicating a Top 10 ranking in our industry. J.B. Hunt remains committed to hiring those who have served and providing the best support of our military members to further our goal of being an employer of choice for veterans.

Diversity and Inclusion Initiative

The Company’s Diversity and Inclusion initiative was founded in 2017. This initiative is spearheaded by our strategic leader who has a doctorate in organizational leadership and administration and was brought on board to expand the program. Diversity and Inclusion reaches enterprise-wide and aims to create an inclusive culture and environment where employees from all backgrounds can succeed and be heard.

Employee Resource Groups (ERGs)

Our ERGs offer opportunities for employee professional development, community engagement, and networking. Comprised of groups for women, Latinos, veterans, and African Americans, our ERGs promote camaraderie within the workforce and allow employees with similar interests to build meaningful work relationships.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	11

Proxy Statement – Summary

Governance Highlights

We believe that good corporate governance helps to ensure the Company is managed for the long-term benefit of all of our stakeholders and accordingly observe the following key corporate governance principles:

Director Independence	The Company maintains a Board of Directors composed of a majority of individuals who satisfy the criteria for independence under the NASDAQ listing standards.
Lead Director and Independent Director Executive Sessions

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with the position of Independent Lead Director being established to direct these executive sessions and authority to call additional meetings of independent directors as deemed necessary.

Board Committees

The Company requires all committees of the Board be comprised solely of independent directors and formal charters have been established outlining the purpose, composition, and responsibility of each committee, with all having authority to retain outside, independent advisors and consultants as needed.

Board Qualifications	The Board has established qualification guidelines for director nominees and performs continual evaluation of current director performance and qualifications.
Board Attendance and Overboarding	The Board has adopted formal Corporate Governance Guidelines, including director attendance expectations, and requires limitations and preapproval of director membership on other corporate boards.
Board Diversity

The Board maintains diversity in both gender and ethnic representation by identifying nominees whose backgrounds, attributes, and experiences taken as a whole will contribute to the high standards of Board service to the Company.

Code of Conduct	The Company has adopted a formal Code of Ethical and Professional Standards applicable to all directors, officers, and employees of the Company.

12	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Proxy Statement – Summary

Accolades

J.B. Hunt operates in a highly competitive industry which requires an intense focus on continuous improvement across all aspects of the business. From introducing innovative and disruptive technologies that drive efficiencies in operations, to championing for enhancements to industry safety standards, we remain committed to our mission to create the most efficient transportation network in the North America. In 2019, J.B. Hunt is proud to have been recognized with the following:

Recognitions

●	Named Top 100 3PL for the Tenth Consecutive Year by Inbound Logistics
●	Named Top 75 Green Supply Chain Partner (G75) for Ninth Consecutive Year by Inbound Logistics
●	Received Two Quest for Quality Awards from Logistics Management
●	Named Top 3PL & Cold Storage Provider by Food Logistics for Seventh Time
●	Earned SmartWay® Excellence Award from the EPA for Tenth Consecutive Year
●	Moved up to 4th position on FreightWaves FreightTech 25
●	Earned Cold Carrier Certification from the International Refrigerated Transportation Association
●	Named Military Friendly Employer by VIQTORY for Thirteenth Consecutive Year
●	Ranked 4th on Transport Topics Top 100 Largest For-Hire Carriers
●	Ranked 4th on Transport Topics Top 50 Logistics Companies
●	Named Top 100 Trucker by Inbound Logistics

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	13

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL ONE
Election of Directors

Our Board nominates Douglas G. Duncan, Francesca M. Edwardson, Wayne Garrison, Sharilyn S. Gasaway, Gary C. George, Bryan Hunt, Gale V. King, John N. Roberts, III, James L. Robo, and Kirk Thompson as directors to hold office for a term of one year, expiring at the close of the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes that these director nominees are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

One of our directors, Coleman H. Peterson, will retire from the Board upon the expiration of his current term at the 2020 Annual Meeting. The Board has nominated Gale V. King as a candidate to fill the resulting open position. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

Proposal 1 The Board of Directors unanimously recommends a vote for each of the director nominees listed herein

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

The Company’s Bylaws provide that the number of directors shall not be less than three or more than 12, with the exact number to be fixed by the Board. The Board currently consists of ten directors. Directors serve a term of one year from their election date to the Annual Meeting of Stockholders.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected.

The stockholders of the Company elect at the Company’s Annual Meeting successors for directors whose terms have expired. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. No director will be eligible to stand for re-election or be elected to a vacancy once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

14	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL ONE Election of Directors

NOMINEES FOR DIRECTOR Terms expire 2021

Douglas G. Duncan

Age: 69

Director Since: 2010

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: FedEx Freight Corporation (retired)

Recommendation: The Board has determined that Mr. Duncan’s 30-years of transportation experience, including management positions in operations, sales and marketing and ultimately chief executive officer, qualify him to continue to serve as a Director of the Company.

Experience: Mr. Duncan retired as President and Chief Executive Officer of FedEx Freight Corporation, a wholly owned subsidiary of FedEx Corporation in February 2010. FedEx Freight Corporation is a leading provider of regional and national less-than-truckload (LTL) freight services. Mr. Duncan was the founding chief executive officer of FedEx Freight. He also served on the Strategic Management Committee of FedEx Corporation. Before the formation of FedEx Freight, he served for two years as President and Chief Executive Officer of Viking Freight. He served on the Executive Committee of the American Trucking Associations and as Chairman of the American Transportation Research Institute. A graduate of Christopher Newport University, Mr. Duncan served on the university’s Board of Visitors.

Other Directorships (Prev. 5 Yrs.): Benchmark Electronics, Inc. (Chair of Nominating and Governance Committee), Brambles LTD

Family Relationships: None

Francesca M. Edwardson

Age: 62

Director Since: 2011

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: American Red Cross of Greater Chicago (retired)

Recommendation: The Board has determined that Ms. Edwardson continues to qualify to serve as a Director of the Company based on her lengthy and successful experience in both the transportation industry and legal environment, which provide respected insight and guidance to both the board and management.

Experience: Ms. Edwardson retired as the Chief Executive Officer of the American Red Cross of Chicago and Northern Illinois, a business unit of the American Red Cross, in 2016, a position she held since 2005. She previously served as Senior Vice President and General Counsel for UAL Corporation, a predecessor company to United Continental Holdings, Inc. She has also been a partner in the law firm of Mayer Brown and the Executive Director of the Illinois Securities Department. Ms. Edwardson is a graduate of Loyola University in Chicago, Illinois, holding degrees in economics and law.

Other Directorships (Prev. 5 Yrs.): Duluth Holdings, Inc (Chair of Compensation Committee), Rush University Medical Center, Lincoln Park Zoo

Family Relationships: None

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	15

PROPOSAL ONE Election of Directors

Wayne Garrison

Age: 67

Director Since: 1981

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc. (retired)

Recommendation: The Board has determined that Mr. Garrison’s extensive experience in the industry and over 40 years with J.B. Hunt in multiple roles provides invaluable experience to the board and stockholders, qualifying him to continue to serve as a Director of the Company.

Experience: Mr. Garrison served as Chairman of the Board of the Company from 1995 to December 31, 2010, and continues to serve as a member of the Board of Directors. Joining the Company in 1976 as Plant Manager, Mr. Garrison has also served as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Other Directorships (Prev. 5 Yrs.): None

Family Relationships: None

Sharilyn S. Gasaway

Age: 51

Director Since: 2009

Committees Upon Election: Audit Committee (Chair), Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Alltel Corp. (retired)

Recommendation: The Board has determined that Ms. Gasaway’s experience in accounting, finance, mergers and acquisitions, and regulatory matters, all gained through her extended tenures within the financial environment, which provide unquestionable value to the Company, qualify her to continue to serve as a Director of the Company.

Experience: Ms. Gasaway served as Executive Vice President and Chief Financial Officer of Alltel Corp., the Little Rock, Arkansas-based Fortune 500 wireless carrier, from 2006 to 2009. She was part of the executive team that spearheaded publicly traded Alltel’s transition through the largest private equity buyout in the telecom sector and was an integral part of the successful combination of Alltel and Verizon. She also served as Alltel’s Corporate Controller and Principal Accounting Officer from 2002 to 2006. Joining Alltel in 1999, she served as Director of General Accounting, Controller, and Vice President of Accounting and Finance. Prior to joining Alltel, she worked for eight years at Arthur Andersen LLP. Ms. Gasaway has a degree in accounting from Louisiana Tech University and is a Certified Public Accountant.

Other Directorships (Prev. 5 Yrs.): Genesis Energy, LP (Chair of Audit Committee), Waddell & Reed Financial, Inc., Louisiana Tech University Foundation, Louisiana Tech University College of Business Advisory Board, Arkansas Children’s, Inc., Arkansas Children’s Foundation

Family Relationships: None

16	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL ONE Election of Directors

Gary C. George

Age: 69

Director Since: 2006

Committees Upon Election: Nominating and Corporate Governance Committee (Chair), Executive Compensation Committee

Principal Occupation: George’s Inc.

Recommendation: The Board has determined that Mr. George continues to qualify to serve as a Director of the Company based on his extensive business and management knowledge gained through his leadership of a large diversified corporation.

Experience: Mr. George is Chairman of George’s, Inc., a private, fully integrated poultry company with operations in Arkansas, Missouri, Virginia and Tennessee. He is a graduate of the University of Arkansas with a degree in business administration. He served on the Board of Trustees for the University of Arkansas from 1995 through 2005 and was Chairman of the Board of Trustees in 2005.

Other Directorships (Prev. 5 Yrs.): Legacy National Bank (Chairman), Arkansas Children’s, Inc., Arkansas Children’s Northwest, National Chicken Council

Family Relationships: None

Bryan Hunt

Age: 61

Director Since: 1991

Committees Upon Election: None

Principal Occupation: Hunt Automotive Group

Recommendation: The Board has determined that Mr. Hunt’s historical and current knowledge of the company and valuable contributions to the Board of J.B. Hunt since 1991 continue to qualify him to serve as a Director of the Company.

Experience: Mr. Hunt served as an employee of the Company from 1983 through 1997. He is the Managing Member of Best Buy Here Pay Here of Arkansas, a private company with used-car operations in Arkansas, Missouri and Oklahoma; Progressive Car Finance, a private company that provides subprime financing for automobile dealers; and 71B Auto Auction and 71B Mobile Auto Auction, both private companies engaged in the auction of automobiles, trucks, boats and other motor vehicles to dealers and the general public in Arkansas and Kansas. A graduate of the University of Arkansas, he has degrees in marketing and transportation.

Other Directorships (Prev. 5 Yrs.): The New School

Family Relationships: Son of co-founders J.B. and Johnelle Hunt

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	17

PROPOSAL ONE Election of Directors

Gale V. King

Age: 63

New Director Candidate

Principal Occupation: Nationwide Mutual Insurance Co.

Committees Upon Election: Executive Compensation Committee, Nominating and Corporate Governance Committee

Recommendation: The Board has determined that Ms. King’s lengthy experience in the area of human resource management within a Fortune 100 company, together with her established strategic and operational leadership success, provide valuable guidance to the organization, qualifying her to serve as a Director of the Company.

Experience: Ms. King is Executive Vice President and Chief Administrative Officer for Nationwide Mutual Insurance Co. (Nationwide), a Fortune 100 financial services company with approximately 30,000 associates. She oversees Nationwide’s Human Resources, Corporate Real Estate, Corporate Security and Aviation operations. Prior to her current position, she served as Nationwide’s Executive Vice President and Chief Human Resources Officer from 2009 to 2012. She holds bachelor’s and master’s degrees from the University of Florida.

Other Directorships (Prev. 5 Yrs.): AutoZone, Inc., The University of Florida Foundation, Inc. (Chair), The Executive Leadership Council (Co-Chair Membership Committee), Columbus Women’s Commission, National Urban League, Columbus Museum of Art

Family Relationships: None

John N. Roberts, III

Age: 55

Director Since: 2010

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc.

Recommendation: The Board has determined that Mr. Roberts continues to qualify to serve as a Director of the Company based on his continual success while serving as the Company’s current President and Chief Executive Officer.

Experience: Mr. Roberts is the Company’s President and Chief Executive Officer. A graduate of the University of Arkansas, he served as Executive Vice President and President of Dedicated Contract Services from 1997 to December 31, 2010. Joining the Company in 1989, he began his career as a Management Trainee and subsequently served as an EDI Services Coordinator, Regional Marketing Manager for the Intermodal and Truckload business units, Business Development Executive for DCS and Vice President of Marketing Strategy for the Company.

Other Directorships (Prev. 5 Yrs.): Federal Reserve Bank of St. Louis, Arkansas Children’s Northwest

Family Relationships: None

18	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL ONE Election of Directors

James L. Robo

Age: 57

Director Since: 2002

Committees Upon Election: Executive Compensation Committee (Chair), Nominating and Corporate Governance Committee, Independent Lead Director

Principal Occupation: NextEra Energy, Inc.

Recommendation: The Board has determined that Mr. Robo’s financial expertise, leadership experience, and business experience gained through his leadership of a large complex corporation, qualify him to continue to serve as a Director of the Company.

Experience: Mr. Robo is Chairman and Chief Executive Officer of NextEra Energy, Inc., a leading clean energy company. He is Chairman of the company’s rate-regulated electric utility subsidiary, Florida Power & Light Company, as well as Chairman and CEO of NextEra Energy Partners, LP, a growth-oriented limited partnership formed by NextEra Energy to acquire, manage and own contracted clean energy projects. Prior to joining NextEra Energy in 2002, Mr. Robo spent ten years at General Electric Company. He served as President and Chief Executive Officer of GE Mexico from 1997 until 1999 and as President and Chief Executive Officer of the GE Capital TIP/ Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a BA summa cum laude from Harvard College and an MBA from Harvard Business School, where he was a Baker Scholar.

Other Directorships (Prev. 5 Yrs.): NextEra Energy, Inc. (Chairman), NextEra Energy Partners, LP (Chairman)

Family Relationships: None

Kirk Thompson

Age: 66

Director Since: 1985

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc.

Recommendation: The Board has determined that Mr. Thompson’s extensive experience in the industry and over 40 years with J.B. Hunt in multiple roles provides invaluable experience to the organization and qualify him to continue to serve as a Director of the Company.

Experience: Mr. Thompson is the Company’s Chairman of the Board. He served as President and Chief Executive Officer from 1987 to December 31, 2010. A graduate of the University of Arkansas and a Certified Public Accountant, Mr. Thompson joined the Company in 1973. He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Other Directorships (Prev. 5 Yrs.): Rand Logistics, Inc.

Family Relationships: None

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	19

PROPOSAL ONE Election of Directors

DIRECTOR COMPENSATION

Nonemployee Director Compensation Program

The Company pays only nonemployee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

For the annual period between the Company’s 2019 and 2020 Annual Meetings, compensation for nonemployee directors serving on the Board was as follows:

●	an annual retainer of $215,000 paid in Company stock, cash or any combination thereof
●	an annual retainer of $20,000, paid in cash, to each member of the Audit Committee
●	an annual retainer of $15,000, paid in cash, to each member of the Executive Compensation Committee
●	an annual retainer of $10,000, paid in cash, to each member of the Nominating and Corporate Governance Committee
●	an additional annual retainer of $25,000, paid in cash, to the Audit Committee Chairman
●	an additional annual retainer of $15,000, paid in cash, to the Executive Compensation Committee Chairman
●	an additional annual retainer of $10,000, paid in cash, to the Nominating and Corporate Governance Committee Chairman
●	reimbursement of expenses to attend Board and Committee meetings

In January 2020, the Executive Compensation Committee reviewed a summary of various compensation packages awarded to directors of the Company’s peer group compiled by Meridian Compensation Partners, LLC. Based on this review, the Executive Compensation Committee recommended and the Board of Directors approved the following compensation for the annual period beginning after our 2020 Annual Meeting:

●	an annual retainer of $225,000 paid in Company stock, cash or any combination thereof
●	an annual retainer of $20,000, paid in cash, to each member of the Audit Committee
●	an annual retainer of $15,000, paid in cash, to each member of the Executive Compensation Committee
●	an annual retainer of $10,000, paid in cash, to each member of the Nominating and Corporate Governance Committee
●	an additional annual retainer of $25,000, paid in cash, to the Audit Committee Chairman
●	an additional annual retainer of $25,000, paid in cash, to the Executive Compensation Committee Chairman
●	an additional annual retainer of $10,000, paid in cash, to the Nominating and Corporate Governance Committee Chairman
●	reimbursement of expenses to attend Board and Committee meetings

Process for Reviewing and Setting Nonemployee Director Compensation

The Executive Compensation Committee reviews the adequacy and competitiveness of the nonemployee director compensation program annually and makes recommendations to the full Board for approval. Each year, the Committee directs its compensation consultant to provide an independent assessment of the Company’s nonemployee director compensation program. The consultant analyzes and compares the Company’s program against the same peer group used to benchmark executive officer compensation (see page 40 for further details about the peer group). The Committee targets total nonemployee director compensation levels at a competitive range of peer group total compensation. The Committee also considers total aggregate Board compensation and other factors when making recommendations to the Board for approval.

20	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL ONE Election of Directors

Chairman of the Board

The role of Chairman of the Board is an employed executive position of the Company. Therefore, the Chairman of the Board participates in all primary compensation components available to executive officers of the Company as discussed in our Compensation Discussion and Analysis of this Proxy Statement, with the exception of short-term cash incentive awards and long-term equity incentive awards. He does not receive any director fees for his service on the Company’s Board of Directors.

Board of Director Compensation Paid in Calendar Year 2019

Board Member	Salary ($)	Fees Paid in Cash ($)	Fees Paid in Stock ($)	Restricted Share or Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Douglas G. Duncan	—	245,000	—	—	—	—	—	245,000
Francesca M. Edwardson	—	25,000	214,931	—	—	—	—	239,931
Wayne Garrison	—	215,000	—	—	—	—	—	215,000
Sharilyn S. Gasaway	—	152,500	107,417	—	—	—	—	259,917
Gary C. George	—	35,000	214,931	—	—	—	—	249,931
Bryan Hunt	—	215,000	—	—	—	—	—	215,000
Coleman H. Peterson	—	40,000	214,931	—	—	—	—	254,931
James L. Robo	—	55,000	214,931	—	—	—	—	269,931
Kirk Thompson	365,000	—	—	—	—	—	5,888	370,888

(1) Includes $2,350 taxable allowance for financial counseling services and $3,538 Company contributions to 401(k) plan.

Each nonemployee member of the Board had the choice of receiving his or her annual retainer of $215,000 in Company stock, cash or any combination thereof. Those directors choosing to receive their full retainer in Company stock received 2,211 shares based on the $97.21 closing market price on April 18, 2019. Sharilyn S. Gasaway elected to receive half of her retainer in stock, totaling 1,105 shares, based on the closing market price shown above. Douglas G. Duncan, Wayne Garrison, and Bryan Hunt elected to receive their annual retainer in cash.

To more closely align his or her interests with those of the stockholders, each Board member is required to own three times his/her estimated annual compensation in Company stock within five years of his/her initial stockholder election to the Board. All Board members comply with this requirement.

Nonemployee members of the Board did not participate in either a company-sponsored pension or deferred compensation plan in calendar year 2019.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	21

Executive Officers
of the Company

Jennifer R. Boattini, 47, joined the Company in 2006 as Director of Litigation and Contract Management and currently serves as Senior Vice President of Legal and Litigation, General Counsel. She also serves as the Company’s Corporate Secretary.

Kevin Bracy, 49, joined the Company in 1998 as a Financial Analyst and currently serves as Senior Vice President of Finance, Treasurer and Assistant Secretary.

Darren Field, 49, joined the Company in 1994 as a Night Dispatcher and currently serves as Executive Vice President of Intermodal. Effective April 1, 2020, he will succeed Terrence D. Matthews as Executive Vice President and President of Intermodal, upon Mr. Matthews’ retirement.

Craig Harper, 62, joined the Company in 1992 as Vice President of Marketing and currently serves as Executive Vice President and Chief Operations Officer. Prior to joining the Company, he worked for Rineco Chemical Industries as its Chief Executive Officer.

Bradley Hicks, 47, joined the Company in 1996 as a Management Trainee and currently serves as Executive Vice President of Dedicated Contract Services.

Nicholas Hobbs, 57, joined the Company in 1984 as a Management Trainee and currently serves as Executive Vice President and President of Dedicated Contract Services.

John Kuhlow, 49, joined the Company in 2006 as Assistant Corporate Controller and currently serves as Senior Vice President of Finance, Controller and Chief Accounting Officer. In addition, he currently serves as the Company’s interim Chief Financial Officer. Prior to joining the Company, he was a Senior Audit Manager for KPMG LLP. Mr. Kuhlow is a Certified Public Accountant.

Terrence D. Matthews, 61, joined the Company in 1986 as a National Accounts Manager and currently serves as Executive Vice President and President of Intermodal. Prior to joining the Company, he worked as a National Accounts Manager for North American Van Lines. Effective April 1, 2020, he will retire from the Company and Darren Field, currently Executive Vice President of Intermodal, will succeed him as Executive Vice President and President of Intermodal.

Eric McGee, 46, joined the Company in 1998 as a National Account Service Monitor and currently serves as Executive Vice President of Highway Services.

David G. Mee, 59, joined the Company in 1992 as Vice President Tax and served as Executive Vice President of Finance and Administration and Chief Financial Officer up to his retirement from that position effective March 1, 2020. He will continue to serve as an employee and advisor to the Company until April 1, 2020. Prior to joining the Company, he was a Senior Tax Manager for KPMG LLP. Mr. Mee is a Certified Public Accountant.

Stuart Scott, 53, joined the Company in 2016 as Executive Vice President and Chief Information Officer. Prior to joining the Company, he served as Chief Information Officer (CIO) at Tempur-Sealy International, CIO at Microsoft, and CIO for various General Electric businesses.

Shelley Simpson, 48, joined the Company in 1994 as a Management Trainee and currently serves as Executive Vice President, Chief Commercial Officer, and President of Highway Services.

22	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Security Ownership
of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of February 18, 2020, by each of its current directors (including all nominees for director), the Named Executive Officers (the NEOs), and all other executive officers and directors as a group. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Owner	Number of Shares Beneficially Owned Directly (1)	Number of Shares Beneficially Owned Indirectly (2)		Percent of Class (%) (3)
Douglas G. Duncan	10,828	2,600		*
Francesca M. Edwardson	20,603	—		*
Wayne Garrison	1,464,909	25,752		1.4
Sharilyn S. Gasaway	21,531	275		*
Gary C. George	43,369	1,089,368	(4)	1.1
Nicholas Hobbs	84,891	168		*
Bryan Hunt	70,697	—		*
Gale V. King	—	—		*
Terrence D. Matthews	21,964	38,939		*
David G. Mee	108,650	500		*
Coleman H. Peterson	40,384	—		*
John N. Roberts, III	332,136	—		*
James L. Robo	2,211	43,295		*
Shelley Simpson	87,662	47,472		*
Kirk Thompson	40,579	—		*

All executive officers and directors as a group (23)	2,470,462	1,255,437		3.5

*Less than 1 percent

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	23

Security Ownership of Management

(1)	Includes shares owned by the director or executive officer that are:
(a)	held in a 401(k) or deferred compensation account
(b)	held in trusts for the benefit of an immediate family member for which the director or executive officer is the trustee
(c)	pledged shares as shown below:
David G. Mee	79,830
John N. Roberts, III	160,000
Kirk Thompson	30,000
All executive officers and directors as a group	277,869
(2)	Indirect beneficial ownership includes shares owned by the director or executive officer:
(a)	as beneficiary or trustee of a personal trust
(b)	by a spouse or as trustee or beneficiary of a spouse’s trust
(c)	held in trusts for the benefit of an immediate family member for which the director or executive officer’s spouse is the trustee
(d)	in a spouse’s retirement account
(3)	Calculated on the basis of 106,258,961 shares of common stock outstanding of the Company on February 18, 2020.
(4)

The reporting person disclaims beneficial ownership of these shares, which are held in limited partnerships or trusts. This report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section 16 or for any other purposes.

24	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate
Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded. Key corporate governance principles observed by the Board and Company include:

●	maintaining a Board composed of a majority of directors who satisfy the criteria for independence under the NASDAQ listing standards,
●	establishment of the position of Independent Lead Director,
●	utilization of independent director executive session meetings,
●	requiring that all committees of the Board be comprised solely of independent directors,
●	establishment of formal charters outlining the purpose, composition, and responsibility of each committee of the Board,
●	granting authority to all committees of the Board to retain outside, independent advisors and consultants as needed,
●	establishment of qualification guidelines for director nominees,
●	continual evaluation of current director performance and qualifications,
●	limitation and preapproval of director membership on other corporate boards,
●	maintaining Board diversity in both gender and ethnic representation,
●	review the Company’s plan for succession of management,
●	adoption of Corporate Governance Guidelines, including director attendance expectations, and
●	adoption of a formal Code of Ethical and Professional Standards applicable to all directors, officers and employees of the Company.

You can access and print the Charters of our Audit Committee, Executive Compensation Committee (Compensation Committee), and Nominating and Corporate Governance Committee (Corporate Governance Committee), as well as our Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Investors” section of our website at jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	25

Corporate Governance

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate governance listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Douglas G. Duncan, Francesca M. Edwardson, Sharilyn S. Gasaway, Gary C. George, Gale V. King, and James L. Robo are all independent. After due consideration, the Board has determined that none of our current nonemployee directors or nominated nonemployee directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Risk Management and Oversight

As previously described in their biographies, current members and director nominees of our Board represent diverse backgrounds of business and academic experience. The Board, as a whole, performs the risk oversight of the Company and does not assign the task or responsibility to any one member or a committee. Therefore, the Board believes that the current and nominated members each possess unique yet complementary experiences and backgrounds that create diverse points of view, opinions, personalities and management styles that allow for the proper risk management and oversight of the Company.

Independent Lead Director

The Board has established the position of Independent Lead Director, to which James L. Robo was appointed. The Independent Lead Director directs the executive sessions of independent directors at the Board meetings at which the Chairman is not present and has authority to call meetings of independent directors. The Independent Lead Director facilitates communication between the Chairman, the CEO and the independent directors, as appropriate, and performs such other functions as the Board directs.

Independent Director Meetings

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with discussion led by the Independent Lead Director.

Director Recommendations by Stockholders

In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least 2% of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by Certified Mail to the Company’s Corporate Secretary not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Accordingly, for the 2021 Annual Meeting of Stockholders, director candidates must be submitted to the Company’s Corporate Secretary on or before November 12, 2020. Director candidates submitted by stockholders must contain at least the following information:

26	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

●	the name and address of the stockholder or group of stockholders making the recommendation (Recommending Stockholder),
●	the number of shares of the Company’s common stock beneficially owned by the Recommending Stockholder and the dates such shares were purchased,
●

if the Recommending Stockholder is not the registered holder of such shares, proof of beneficial ownership of such shares in compliance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended,

●	the name, age, business address and residence of the recommended director candidate (Candidate),
●	the principal occupation or employment of the Candidate for the past five years,
●

a description of the Candidate’s qualifications to serve as a director, including financial expertise and why the Candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards,

●	the number of shares of the Company’s common stock beneficially owned by the Candidate, if any, and
●

a description of the arrangements or understandings between the Recommending Stockholder and the Candidate, if any, or any other person pursuant to which the Recommending Stockholder is making the recommendation.

In addition, the Recommending Stockholder and the Candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

●

the Candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s stockholders in accordance with applicable laws and the Company’s Articles of Incorporation and Bylaws,

●

the Candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rules, regulations, policies or standards of conduct applicable to the Board and its individual members,

●

the Recommending Stockholder will maintain beneficial ownership of at least 2% of the Company’s issued and outstanding common stock through the date of the Annual Meeting for which the Candidate is being recommended for nomination and that, upon the Candidate’s nomination and election to the Board, the Recommending Stockholder intends to maintain such ownership throughout the Candidate’s term as director, and

●

the Recommending Stockholder and the Candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the Candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the “Directorship Guidelines and Selection Policy” on the “Corporate Governance” page of the “Investors” section of our website at jbhunt.com. The Corporate Governance Committee will consider all Candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. In the event a Candidate of a Recommending Stockholder is subsequently nominated by the Corporate Governance Committee and the Board, included in the Company’s Proxy Statement, and does not receive at least 25% of the votes cast in the related election of Directors, the Candidate is prohibited from again serving as a Candidate for four years from the date of the annual meeting in question.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	27

Corporate Governance

The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

●	possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements,
●	have exemplary character and integrity and be willing to work constructively with others,
●	have sufficient time to devote to Board meetings and consultation on Board matters, and
●	be free from conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

●	the capacity and desire to represent the interests of the Company’s stockholders as a whole,
●	diverse backgrounds with respect to business experience, professional expertise and knowledge, individual perspectives, gender, and ethnicity that support Board dynamics and effectiveness,
●	leadership experience and sound business judgment,
●	accomplishments in their respective field, with superior credentials and recognition,
●	experience in skillful management or oversight of a publicly held company,
●	personal and professional reputation for industry, integrity, honesty, candor, fairness, and discretion,
●	willingness and ability to devote sufficient time and diligence towards the fulfillment of responsibilities, free from any conflict of interest,
●	knowledge of the critical aspects of the Company’s business and operations, and
●	the ability to contribute to the mix of skills, core competencies, diversity, and qualifications of the Board through expertise in one or more of the following areas:

– accounting and finance

– mergers and acquisitions

– business and management

– law

– academia

– strategic planning

– investor relations

– executive leadership development

– executive compensation

– service as a senior officer of, or a trusted adviser to senior management of, a publicly held company.

28	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

The current and nominated independent members of the Board each possess the general skills, experience, attributes and qualifications that make them a proper fit for the Company’s Board as described above. Specific strengths and qualities possessed by each member that makes him or her eligible to serve on the Company’s Board include:

Douglas G. Duncan – 30 years of experience in the transportation industry

Francesca M. Edwardson – business experience in the transportation industry, law, human resources, and corporate governance

Sharilyn S. Gasaway – accounting, finance, mergers and acquisitions, and regulatory experience

Gary C. George – business experience related to managing a diversified business headquartered in Springdale, Arkansas

Gale V. King – human resource experience with a large and diverse workforce and leadership experience

James L. Robo – financial expertise, leadership experience, and business experience related to equipment and the transportation industry

Messrs. Garrison, Hunt, Roberts and Thompson, as nonindependent directors, have extensive work experience and history with the Company from its origins, which the Board believes is critical to its composition.

Overboarding

To further facilitate each director’s ability to effectively serve as a member of the Board, each director is limited to serving on no more than four boards of directors of publicly held companies in total, including that of the Company. In addition, a director is required to obtain Board approval prior to joining the board of another publicly held company, which allows the Board to exercise its judgment regarding various considerations and potential conflicts of interest.

Board Diversity

As indicated by the criteria above, the Board prefers a mix of background and experience among its members. Furthermore, our current and nominated Board are diverse both in gender and ethnic representation, with 30% of our current and nominated members reflecting female or minority demographics. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust yet mutually respectful deliberation that occurs at Board and Committee meetings.

Board Leadership Structure

The Company split the titles, roles and responsibilities of the Chairman of the Board and Chief Executive Officer in 1985. The Company and the Board believe that, while the duties may be performed by the same person without consequence to either Company operations or stockholders’ interest, separation of duties allows the Chairman to focus more on active participation by the Board and oversight of management, while the Chief Executive Officer is better able to focus on day-to-day operations of the Company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	29

Corporate Governance

Communications With The Board

Stockholders and other interested parties may communicate with the Board, Board Committees, the independent or the nonmanagement directors, each as a group or any director individually by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient and author, state whether the author is a stockholder of the Company, and be forwarded to the following address via Certified Mail:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

The directors of the Company have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or that are substantially incomplete.

Board Meetings

The Board held four scheduled meetings during the 2019 calendar year. All directors attended at least 75% of the aggregate of the Board meetings and committee meetings on which each served during 2019. Nine of the ten members of the Board attended the 2019 Annual Meeting of Stockholders. The Company has adopted Corporate Governance Guidelines which stress the importance of attendance, director preparedness, and active and effective participation at Board and Board Committee meetings.

Board Committees

Standing committees of the Board include the Audit, Executive Compensation, and Nominating and Corporate Governance committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

The following table summarizes the membership of the Board and each of its committees and the number of times each met during calendar year 2019:

Director	Audit	Compensation	Corporate Governance
Douglas G. Duncan	X		X
Francesca M. Edwardson		X	X
Sharilyn S. Gasaway	X	X	X
Gary C. George		X	Chair
Coleman H. Peterson		Chair	X
James L. Robo	Chair		X
Number of Meetings in 2019	8	5	3

30	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

Coleman H. Peterson will retire from the Board upon the expiration of his current term at the 2020 Annual Meeting. The Board has nominated Gale V. King as a candidate to fill the resulting open position. On January 22, 2020, the Corporate Governance Committee recommended, and the Board approved, the following committee assignments for the annual period beginning after our 2020 Annual Meeting:

Director	Audit	Compensation	Corporate Governance
Douglas G. Duncan	X		X
Francesca M. Edwardson	X		X
Sharilyn S. Gasaway	Chair	X	X
Gary C. George		X	Chair
Gale V. King		X	X
James L. Robo		Chair	X

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	31

Corporate Governance

AUDIT COMMITTEE

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and the performance of its independent auditors.

In fulfilling its duties, the Audit Committee, among other things, shall:

●	appoint, terminate, retain, compensate and oversee the work of the independent registered public accounting firm,
●	preapprove all services provided by the independent registered public accounting firm,
●	oversee the performance of the Company’s internal audit function,
●	review the qualifications, performance and independence of the independent registered public accounting firm,
●	review external and internal audit reports and management’s responses thereto,
●	monitor the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company,
●	oversee the Company’s compliance with legal and regulatory requirements,
●

review the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC,

●	discuss with management earnings news releases,
●	meet with management, the internal auditors, the independent auditors and the Board,
●	provide the Board with information and materials as it deems necessary to make the Board aware of significant financial accounting and internal control matters of the Company,
●	oversee the receipt, investigation, resolution and retention of all complaints of a financial nature submitted under the Company’s Whistleblower Policy, and
●	otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that each member of the Audit Committee satisfies the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and SEC requirements. The Board has also determined that all members of the Audit Committee have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements, or actively supervising one or more persons engaged in such activities, and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing or evaluation of financial statements. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below.

32	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the Compensation Committee) shall:

●	determine and approve base salary compensation of the Company’s senior executive officers,
●

determine and approve annual equity-based awards for the Company’s “insiders” as defined in Section 16 of the Securities Exchange Act of 1934, with the exception of the Chairman of the Board and the Chief Executive Officer,

●	evaluate and recommend to the independent members of the Board for their approval base salary and annual equity-based awards for the Chairman of the Board and the Chief Executive Officer,
●	review and approve the annual performance goals and objectives of the Company’s senior executive officers, including the Chief Executive Officer,
●	establish and certify the achievement of performance goals,
●	oversee the Company’s incentive compensation and equity-based compensation plans,
●	assess the adequacy and competitiveness of the Company’s executive and director compensation programs,
●	review and discuss with management the Compensation Discussion and Analysis (CD&A) and recommend whether such analysis should be included in the Proxy Statement filed with the SEC,
●	produce an Annual Report on executive compensation for inclusion in the Company’s Proxy Statement,
●

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company,

●	approve, disapprove, modify or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers,
●	make recommendations to the Board regarding adoption of equity-based compensation plans,
●	administer, modify or amend equity-based compensation plans,
●	monitor the diversity of the Company’s workforce, and
●	otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. All members of the Compensation Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	33

Corporate Governance

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee (the Corporate Governance Committee) shall:

●	annually review the Company’s Corporate Governance Guidelines and policies,
●	assist the Board in identifying, screening and recruiting qualified individuals to become Board members,
●	propose nominations for Board membership and committee membership,
●	assess the composition of the Board and its committees,
●	oversee the performance of the Board and committees thereof,
●	review the Company’s plan for succession of management,
●	oversee the Company’s strategies addressing environmental and social issues,
●	review and approve all related-party transactions (as required by law, NASDAQ rules, or SEC regulations), and
●	otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees (the Code of Ethics) that applies to all of the Company’s directors, officers and employees. The purpose and role of this Code of Ethics is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Investors” section of its website at jbhunt.com any amendments or waivers of any provision of this Code of Ethics made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines and policies to assist it in exercising its responsibilities to the Company and its stockholders. These guidelines and policies address, among other items, director qualifications and responsibilities, Board Committees and nonemployee director compensation.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filings were made in a timely manner, with the exception of Terry Matthews and Eric McGee, each who had one late filing to report the sale of shares.

34	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Corporate Governance

Certain Relationships and Related Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and preapproving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company. The Committee does not currently have any formal policy or procedures with respect to its review and approval of related-party transactions but considers each such transaction or proposed transaction on a case-by-case basis.

Bryan Hunt, one of our current directors, is the son of Johnelle Hunt, a principal stockholder of the Company.

Two sons-in-law of Kirk Thompson, Chairman of the Board of the Company, were employed by the Company in calendar year 2019. The first earned $490,165 and the second earned $233,675 in 2019 compensation. Shelley Simpson’s husband was employed by the Company in calendar year 2019 and earned $295,245 in 2019 compensation. Jennifer R. Boattini’s husband was employed by the Company in calendar year 2019 and earned $231,867 in 2019 compensation.

In the ordinary course of business, the Company has entered into a Dedicated Contract Services® agreement with George’s, Inc., which is considered a related party. The customer agreements consist primarily of fleets of tractors and specialty trailers delivering feed and live poultry to and from plants located in Cassville, Missouri; Edinburg, Virginia; Harrisonburg, Virginia; and Mt. Jackson, Virginia, as well as other agreed-upon services on an as-needed basis. Gary C. George is Chairman of George’s, Inc. Mr. George was not involved in the establishment of these service agreements, nor did he solicit the Company’s services on behalf of George’s, Inc. Total revenue earned in calendar year 2019 under these service agreements was $12.9 million. Services provided under these contracts are and will be carried out at arm’s length in the ordinary course of business and are being provided substantially on the same terms as those of unrelated parties for comparable transactions.

During 2019, the Company procured $158,667 in third-party purchased transportation services from Gulf Relay LLC. Jennifer R. Boattini’s brother is the Chief Operating Officer of Gulf Relay LLC. Mrs. Boattini was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

Compensation Committee Interlocks and Insider Participation

During the 2019 calendar year, none of the Company’s executive officers served on the Board of Directors or Compensation Committees of any entity whose directors or officers served on the Company’s Board or Compensation Committee. No current or past executive officers or employees of the Company served on the Compensation Committee.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	35

Principal Stockholders
of the Company

The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of December 31, 2019. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Johnelle Hunt(1) 3333 Pinnacle Hills Parkway Rogers, AR 72756	18,326,563	17.3%
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, MD 21202	16,965,975	15.9%
Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	10,271,367	9.6%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	6,070,715	5.7%

(1)	Based on the stockholder’s Form 5, filed with the SEC on February 7, 2020.

(2)

Based on the most recent SEC filing by T. Rowe Price Associates, Inc. on Schedule 13G/A dated February 14, 2020. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 7,193,236 shares; shared voting power, zero shares; sole dispositive power, 16,965,975 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(3)

Based on the most recent SEC filing by Vanguard Group, Inc. on Schedule 13G/A dated February 12, 2020. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 132,578 shares; shared voting power, 21,586 shares; sole dispositive power, 10,129,595 shares; and shared dispositive power, 141,772 shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(4)

Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated February 5, 2020. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 5,271,079 shares; shared voting power, zero shares; sole dispositive power, 6,070,715 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

36	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive
Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Executive Compensation Committee (the Compensation Committee) operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Investors” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Compensation Committee, among other things:

●	evaluates and recommends to the independent Board members, for their approval, the annual salaries and bonuses of the Chairman of the Board and the Chief Executive Officer,
●	reviews and approves annual corporate goals and objectives of the Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers,
●

recommends for approval to the independent Board members equity-based compensation awards under the Company’s Management Incentive Plan (the MIP), as amended and restated, for the Chairman of the Board and the Chief Executive Officer,

●	reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated, for the Section 16 reporting officers,
●	establishes and certifies the achievement of performance goals under the Company’s incentive and performance-based compensation plans,
●	evaluates and recommends to the full Board, for their approval, annual compensation for the Company’s nonemployee directors,
●	reviews other Company executive compensation programs, and
●	reviews and approves the Compensation Committee report to the stockholders and the Compensation Discussion and Analysis (the CD&A) report included in the Proxy Statement.

The Chairman of the Board recommends to the Compensation Committee the form and amount of compensation to be paid to the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to executive officers who report directly to him. Additionally, the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer regularly attend Compensation Committee meetings, except for executive sessions. Upon request, management has provided to the Compensation Committee historical and prospective breakdowns of primary compensation components for each executive officer, wealth accumulation analyses and internal pay equity analyses as described in more detail below.

At our 2019 Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the named executive officers (92.1% of votes cast). The Compensation Committee believes this level of stockholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of the last advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2020 and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time. In addition, at our 2017 Annual Meeting, the stockholders voted for approval of a frequency of holding advisory votes every year with respect to named executive officer compensation (93.4% of votes cast). Accordingly, an advisory vote on executive compensation has been included as Proposal Number Two within this Proxy Statement.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	37

Executive Compensation

In 2019, the Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) to review the Company’s executive compensation policies and practices. Meridian was also directed to assist with the development of a comparable peer group for executive compensation purposes and to benchmark compensation levels for the NEOs. Meridian is retained by, and reports to, the Compensation Committee to provide compensation analyses and consultation at the Committee’s request.

Historically, the Compensation Committee meets during the first quarter to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers and to approve its report for the Proxy Statement. These goals are approved within 90 days of the beginning of the year. In addition, during this and other regularly scheduled meetings throughout the year, the Compensation Committee meets to:

●	discusses any new compensation issues,
●	review base compensation, bonus and MIP award analyses,
●	approve the engagement of the compensation consultant for annual executive and director compensation surveys,
●	review and discuss information provided by the compensation consultant and the recommendations made by the Chairman of the Board and the Chief Executive Officer,
●	review the performance of the Company and the individual officers,
●	approve short-term cash bonus and long-term incentive awards, and
●	determine executives’ base salaries.

Management also advises the full Board, including the Compensation Committee members, throughout the year of any new issues and developments regarding executive compensation.

This CD&A provides information regarding the compensation paid to our President and Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the most highly compensated in calendar year 2019. These individuals, referred to collectively as “named executive officers” or NEOs, are identified below:

●	John N. Roberts, III – President and Chief Executive Officer
●	David G. Mee – Executive Vice President, Finance/Administration, Chief Financial Officer
●	Shelley Simpson – Executive Vice President, Chief Commercial Officer and President of Highway Services
●	Nicholas Hobbs – Executive Vice President and President of Dedicated Contract Services
●	Terrence D. Matthews – Executive Vice President and President of Intermodal

Compensation Philosophy and Principles

The Compensation Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes that it competes for executive talent with a large number of companies, some of which have significantly larger market capitalizations and others of which are privately owned. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size and geographic location. The Company’s compensation program is structured to attract, retain and develop executive talent with the ability to assume a broad span of responsibilities and successfully lead complex business units to market-leading positions in the industry. The Compensation Committee believes that the ability to attract, retain and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Compensation Committee’s goal is to maintain compensation programs that are competitive within the transportation industry. Each year, the Compensation Committee reviews the executive compensation program with respect to external competitiveness and linkage between executive compensation and creation of stockholder value and determines what changes, if any, are appropriate.

38	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

The overall compensation philosophy of the Compensation Committee and management is guided by the following principles:

●

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate and retain high-performance talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

●

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

●

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

●

Long-term incentive compensation, the Company’s Management Incentive Plan (the MIP), should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in this CD&A under the caption “Stock Ownership Guidelines.”

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity and people, including:

●

setting, implementing and communicating strategies, goals and objectives to ensure that the Company grows revenue and earnings at rates that are comparable to or greater than those of our peers and that create value for our stockholders,

●	motivating and exhibiting leadership that aligns the interests of our employees with those of our stockholders,
●	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry,
●	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its stockholders, and
●	implementing a discipline of compliance and focusing on the highest standards of professional conduct.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	39

Executive Compensation

PROCESS OF SETTING COMPENSATION

Benchmarking Against a Peer Group

The Compensation Committee engaged Meridian to perform a competitive market assessment for the NEOs to evaluate base salary, target annual incentives, target total cash compensation, long-term incentives and total direct compensation.

The assessment involved the use of a peer group, as noted below, consisting of 14 transportation and logistics companies in the national marketplace as well as companies of comparable size, complexity of operations, or similar customer base. These companies represent both business competition and the most relevant labor market for our executives.

CH Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Hub Group, Inc.	Kansas City Southern	Knight-Swift Transportation Holdings, Inc.
Norfolk Southern Corporation	Old Dominion Freight Line, Inc.	Republic Services Inc.
Ryder System, Inc.	Schneider National Inc.	Stericycle Inc.
Waste Management Inc.	XPO Logistics Inc.

No changes were made to the peer group in 2019.

Compensation Analysis Tools

In addition to the competitive compensation survey information for each officer that was compiled, the Compensation Committee also reviewed historical executive compensation. The Compensation Committee anticipates that pertinent compensation information will continue to be developed and enhanced to allow the Committee to perform the most relevant analyses practicable.

Our objective for total executive compensation is to target a competitive range around the 50th percentile of the peer group. We believe that a sizeable portion of overall compensation should be at risk and tied to stockholder value. Historically, our bonuses have been tied to operating income, earnings before taxes (EBT), revenue, earnings per share (EPS), or other identified metrics. As performance against these metrics increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company and to align the executive’s interests with those of our stockholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salaries. Long-term incentives for NEOs are performance-based. While certain components of compensation are directly tied to the Company’s reported financial performance, sufficient accounting and operational controls are in place and tested effectively to ensure that the Company’s compensation practices and policies, including those for nonexecutives, are not reasonably likely to have a material adverse effect on the Company.

Our Company has a 401(k) plan that assists participants in providing for retirement. The Company contributes to each NEO’s account per year based on the NEO’s voluntary contribution amount. The accumulated value in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement.

40	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Long-Term Compensation Analyses and Policies

With respect to long-term, equity-based awards, the Company maintains the MIP. The MIP was originally adopted and approved by the Board on March 17, 1989, and an amended and restated MIP was subsequently approved by the stockholders on May 11, 1995. The MIP has been amended and restated since the time of its adoption, and all amendments requiring approval of the stockholders have been approved, with the last approval occurring at our Annual Meeting of Stockholders held in 2017. Currently, there are 44 million shares of common stock authorized for issuance under the MIP, of which approximately 5.7 million shares are available for future equity-based awards.

Performance-based restricted share units, time-vested restricted share units and stock options of the Company may be granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees and are intended to attract and retain employees, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth of the Company through an equity interest in the Company.

The Company does not have a formal policy, but has an established practice described below, with respect to the granting of any form of equity compensation. The Company does not have a policy or practice of either timing equity-based compensation grants to current or new executive officers, or timing the release of material, nonpublic information to affect the value of executive compensation. Recommendations for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer, are presented to the Compensation Committee by the Chief Executive Officer. The Chairman of the Board recommends to the Compensation Committee the award for the Chief Executive Officer. The Compensation Committee approves or adjusts the award using the above tools for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer. The awards for the Chairman of the Board and Chief Executive Officer are recommended by the Compensation Committee and submitted for final approval to the Company’s independent Board members. This process occurs during our first-quarter Board and Committee meetings in late January of each year to better coincide with the reporting of annual financial and operating results. We consider this our annual award date. In 2019, 510,977 annual award grants were made on January 23, the date of the first-quarter Board meeting of 2019. Grants have been made in months other than the annual award dates on a very limited basis. The limited exceptions to this grant-date practice have included, for example, the hiring of a key employee or the promotion of an employee to an executive office.

The Compensation Committee typically grants performance-based restricted share units to the NEOs of the Company. Each grant typically vests ratably over two to ten years, subject to service and performance conditions. Each portion that vests in a particular year, or each tranche, of performance-based awards is contingent on the Company’s attainment of predetermined performance goals established by the Compensation Committee. Historically, the Compensation Committee has set operating income targets for each tranche of performance-based restricted share units granted to NEOs. Therefore, while an NEO may receive a grant that vests over a period of years, the operating income performance goal must be met for each tranche in order for the NEO to receive the full value of the grant. Failure to meet the operating income goal for any tranche would cause that portion of the total grant to be forfeited by the NEO.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	41

Executive Compensation

At its meeting on January 21, 2020, the Compensation Committee expanded the performance conditions placed on the NEO restricted share unit awards granted for the calendar year 2020. Three-fourths of the restricted share units within these annual awards are subject to future operating income targets, consistent with past awards, and the remaining one-fourth are contingent on two additional metrics. One-half of this separated one-fourth portion (one-eighth of the total award) is contingent on the Company’s attainment of a predetermined matrix of both future earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA compound annual growth rates. Depending on which level of the matrix is obtained, the ultimate vesting of the awards can range from 0% to 150% of the original units granted. The vesting matrix is a blended calculation requiring the minimum threshold of both EBITDA and the EBITDA compound annual growth rate to be met before any vesting occurs. The remaining one-eighth portion of the total annual award is contingent on the Company’s attainment of a targeted three-year return on invested capital (ROIC) relative to the ROIC consistently calculated for the same reporting periods for each company included in the following additional independent peer group of 13 transportation and logistics companies in the national marketplace:

CH Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Forward Air Corporation	Hub Group, Inc.	Kansas City Southern
Knight-Swift Transportation Holdings, Inc.	Landstar System, Inc.	Norfolk Southern Corporation
Old Dominion Freight Line, Inc.	Ryder System, Inc.	Schneider National Inc.
XPO Logistics Inc.

Depending on which level of ROIC is obtained, the ultimate vesting of the awards can range from 0% to 200% of the original units granted. Both the EBITDA and ROIC based awards contain single cliff vesting at the end of their three-year vesting terms and, consistent with prior grants, all performance criteria used within the awards were established by the Compensation Committee. In addition, the Compensation Committee intends to continue to evaluate expansion of equity-based awards subject to these performance conditions in the future.

In addition, at its meeting on January 22, 2020, the Compensation Committee granted separate awards of performance-based restricted share units, subject to future operating income targets, to the NEOs with two-year incremental vesting to bridge the transition period resulting from the EBITDA and ROIC-based awards being subject to three-year cliff vesting. These restricted share units will vest in installments of one-third on the first anniversary of the grant date and two-thirds on the second anniversary of the grant date.

The Compensation Committee believes that restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to stockholders. NEOs realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

As stated above, the Company does not have a policy or practice of timing the grant of equity-based awards and the release of material, nonpublic information in a manner that would affect compensation for new or current executive officers, nor has it deliberately or knowingly done so. In the event that material, nonpublic information becomes known to the Compensation Committee, the Company or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Compensation Committee will take the existence of such information under advisement and determine whether to delay the grant of such equity-based compensation to a later date to avoid the appearance of any impropriety.

42	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Deductibility of Compensation and Other Regulatory Considerations

Section 162(m) of the Internal Revenue Code, as amended (the Code) places a limit of $1 million on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers whose compensation is required to be disclosed in the Company’s annual Proxy Statement (the Covered Employees). Historically, there has been an exception to this $1 million limitation for performance-based compensation that meets certain requirements, and the Chief Financial Officer has been excluded from the definition of a Covered Employee. Effective January 1, 2018, under the Tax Cuts and Jobs Act, the exception for performance-based compensation was eliminated, and compensation paid to the Chief Financial Officer is now subject to the $1 million deduction limitation. The amendments to Section 162(m) include a grandfather provision for compensation under a written contract in effect on November 2, 2017 that is not materially modified after such date. The Company therefore believes that the performance-based equity awards granted to its named executive officers before November 2, 2017 will continue to be eligible for the performance-based exception provided certain requirements are met.

In reviewing the effectiveness of the Company’s compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, nor in all circumstances, limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy requiring all compensation to be deductible.

The Compensation Committee generally intends to preserve the deductibility of awards granted before November 2, 2017 to the extent reasonably practicable under the current law. The MIP contains specific language and requirements regarding performance-based awards granted to a Covered Employee intended to be “qualified performance-based compensation” as defined by the Code. These awards shall be based on the attainment of one or more objective performance goals established in writing by the Committee. Performance goals must be based on one or more criteria approved by the MIP (e.g., revenue, operating income, return on assets) and be based on an objective formula or standard. The Committee is currently using approved targeted performance goals for all outstanding qualified performance-based restricted share awards. Prior to any vesting of an award intended to qualify for the performance-based exception, the Committee must certify in writing that all of the necessary performance goals have been met.

Base salary, bonuses, non-performance-based restricted share units, and performance-based restricted share units that do not qualify under the grandfather provision of the amended Section 162(m) do not qualify as performance-based compensation under the Code. In 2019, the following compensation paid was not deductible by the Company:

John N. Roberts, III	$2,666,204
David G. Mee	587,773
Shelley Simpson	887,861
Nicholas Hobbs	1,141,712

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	43

Executive Compensation

Derivative Trading, Hedging, Pledging and Trading Plans

The Company has a policy that prohibits directors, officers and other covered employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company’s policy requires that directors, officers and other covered employees must inform the Office of the Chief Financial Officer before buying or selling any beneficially owned common stock of the Company or entering into a trading plan under the SEC’s Rule 10b5-1. In addition, while the Board does not have a formal policy regarding pledging of the Company’s common stock, the Corporate Governance Committee annually reviews any pledges of the Company’s common stock by directors and executive officers to assess whether such pledges pose any unnecessary risks to the Company.

Stock Ownership Guidelines

To motivate the Company’s officers and senior management to emulate its stockholders, the Company expects its management to own Company stock at levels described in the table shown below within five to eight years of accepting the relevant position.

Stock ownership is defined as stock owned:

●	directly or indirectly, and/or
●	through the Company’s 401(k) Employee Retirement Plan.

Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Executive Vice Presidents	3.5 times
Senior Vice Presidents	2.75 times
Vice Presidents	2.5 times

The Compensation Committee has determined that as of the most recent annual award date, all of the Company’s officers and members of senior management covered by these guidelines had met their ownership goals or were within the permitted period of time to meet such goals.

Stock Retention Policy

In addition to the stock ownership guidelines indicated above, the Company expects all shares obtained by an NEO from the vesting or exercise of restricted share units and stock options to be retained until the established ownership levels have been achieved. The Company does not have any other stock retention policy.

Recovery of Awards

The Company does not have a policy, other than required by law, requiring replacement of awards or payments as a result of an officer’s illegal transactions or restatements. However, the Compensation Committee has formally adopted and explicitly communicated the “clawback” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act with regard to annual cash bonus awards paid to the Company’s executive officers. With regard to equity-based awards, the MIP gives the Company broad discretion to reduce, cancel, seek to forfeit or recoup any Plan participant’s awards upon the breach of any agreement with or obligation to the Company, violation of any Company policy or procedure, or engagement in conduct that is otherwise detrimental to the business or reputation of the Company. Since becoming a public company in 1983, the Company has had no illegal actions by its officers or restatements of financial information.

44	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Summary

The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between:

●	base salary and incentive compensation,
●	short-term and long-term compensation, and
●	cash and noncash compensation.

Each is determined and measured by:

●	competitive compensation data,
●	financial, operational and strategic goals,
●	long-term and short-term performance of the Company compared with its peer group, and
●	individual contribution to the success of the Company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	45

Executive Compensation

2019 COMPENSATION

Elements of Compensation

The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive awards, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executive officers and other key employees as described in more detail on page 51 under the section titled “Other Perquisites.”

Total direct compensation for executive officers, including the NEOs, consists of one or more of the following components:

●	base salary,
●	annual performance-based incentive cash bonus awards,
●	long-term incentive/equity-based compensation,
●	health and welfare benefits, and
●	other benefits.

The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. In determining annual compensation, the Compensation Committee reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to those of the Company’s competitors and peer group.

In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Compensation Committee generally considers several factors. Among these factors are:

●	market information with respect to cash and long-term compensation for its peer group,
●	amounts paid to the executive officer in prior years as salary,
●	annual bonus and other compensation,
●	the officer’s responsibilities and performance during the calendar year, and
●	the Company’s overall performance during prior calendar years and its future objectives and challenges.

Cash compensation for our NEOs varies as the operating income of the Company changes or with the growth of the combination of revenue and EBT, due to the nature of our bonus plans described below. Grants of performance-based restricted share units are typically made annually.

It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plans, which are directly tied to operating income, revenue and EBT growth and the issuance of performance-based restricted share units. Equity-based awards from the MIP vest over a time period usually from two to ten years. These awards are subject to forfeiture if the employee leaves the Company. Furthermore, the future vesting of performance-based equity awards is contingent on the Company’s attainment of predetermined performance metrics established by the Committee. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

The Compensation Committee has retained Meridian as its compensation consultant. Meridian reports directly to the Compensation Committee and has no other engagements with the Company. In 2018, Meridian prepared a study providing information and an independent analysis of the Company’s executive compensation program and practices. The results of this study included observations about the Company’s target 2019 executive compensation.

46	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performances of the NEOs. The Compensation Committee considers actual results against pre-established goals and also bases its compensation decisions for the NEOs on:

●	leadership,
●	the execution of business plans,
●	strategic results,
●	operating results,
●	growth in operating income, revenue and EBT, or other identified metrics,
●	size and complexity of the business,
●	experience,
●	strengthening of competitive position,
●	analysis of competitive compensation practices, and
●	assessment of the Company’s performance.

Where possible, the above criteria were compared with the peer group selected as well as the Chief Executive Officer’s input for his direct reports and the Chairman of the Board’s input for the Chief Executive Officer.

Base Salary

The Compensation Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention and relative salaries of the peer group members. The Compensation Committee may elect not to increase an executive officer’s annual salary and has so elected in prior years. However, if warranted, the Compensation Committee may increase base salary where an executive officer takes on added responsibilities or is promoted.

In January 2019 and 2020, the Compensation Committee reviewed each NEO’s base salary and, after applying the aforementioned guidelines, approved the salary increases listed below.

	2018 Salary ($)	2019 Salary ($)	Increase For 2019 (%)	2020 Salary ($)	Increase For 2020 (%)
John N. Roberts, III	845,000	890,000	5.3	915,000	2.8
David G. Mee	497,125	525,000	5.6	540,000	2.9
Shelley Simpson	497,125	525,000	5.6	540,000	2.9
Nicholas Hobbs	486,875	525,000	7.8	540,000	2.9
Terry D. Matthews	497,125	525,000	5.6	525,000	—

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	47

Executive Compensation

Annual Bonus Awards

The Company has in place a bonus plan tied to operating income (company bonus plan). Operating income is deemed an appropriate metric to determine operational efficiency and removes uncontrollable effects of change in income tax law. The Compensation Committee has also established a second bonus plan, referred to as the Performance Growth Incentive (PGI) plan, which was tied to year-over-year revenue and EBT growth. When management presents its budget for the year, the Compensation Committee establishes separate matrices of reported results with corresponding bonus payout levels for each of the cash bonus plans. These forecasted revenue and earnings results are based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize stockholder return. Once presented to the Board, the financial budget and bonus plan matrices remain fixed, though management continually reforecasts expectations based on actual results and on changing facts and assumptions. Changes in uncontrollable factors such as general economic conditions, railroad or port authority service issues, or rapidly fluctuating fuel costs can have a significant impact on the Company’s actual financial results. Therefore, as the Company performs against the original budget, the executive’s bonus performs against the pre-established matrices.

Annual Bonus Payouts

For 2019, the company bonus plan was based on annual reported operating income and consisted of a single payout to be made in January 2020 based on the full year 2019 operating income matrix approved by the Compensation Committee. The established matrix consisted of operating income ranging from $835 million to $975 million, translating to annual bonus payout percentages ranging from 5% to 55% of an executive’s base salary. In addition, the 2019 company bonus plan included multiple operational goals, which if all met, would have advanced the calculated payout level on the established matrix upward by a possible one to three levels. The 2019 annual bonus payout targets compared with actual reported operating income and actual payout percentages were as follows:

	Operating Income ($) (millions)			Bonus Payout % of Salary

Period	Minimum	Target	Reported	Minimum	Target	Actual
Annual	835	856	734	5.0	15.0	—

No annual payout was made under the company bonus plan for 2019.

48	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

For 2019, the PGI bonus plan was based on targeted annual operating revenue, excluding fuel surcharges (net revenue), and EBT growth rates and also utilized a single payout in January 2020, after full year financial results were publicly reported. For 2019, the established PGI matrix consisted of a net revenue growth rate of 15% and EBT growth rates ranging from 25% to 35%. These ranges translate into annual bonus payouts ranging from $665 thousand to $1.1 million for the Chief Executive Officer and $244 thousand to $493 thousand for all other NEOs. The PGI plan is a blended bonus calculation requiring the minimum threshold of both net revenue and EBT to be met before payout occurs. The Committee established stretch goals for 2019 at all levels, requiring performance above the Company’s approved budget for 2019, in order to achieve any payouts under the plan. The Committee believes setting goals for the PGI aligns participants with achievement of exceptional profitable growth outcomes. The 2019 annual PGI bonus payout targets compared with actual reported results and actual payouts were as follows:

	Net Revenue / EBT Growth %			Bonus Payout ($)(000’s)

Period	Minimum	Target	Reported	Minimum	Target	Actual
Annual - Chief Executive Officer	15.0 / 25.0	15.0 / 25.0	7.5 / 6.3	665	665	—
Annual - All other NEOs	15.0 / 25.0	15.0 / 25.0	7.5 / 6.3	244	244	—

No annual payout was made under the PGI bonus plan for 2019.

Long-Term, Equity-Based Award

Each executive is eligible to receive a long-term incentive award of performance-based restricted share units. Performance-based restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation and strong alignment with stockholders’ interests. The performance-based restricted share units are awarded and settled from shares reserved for issuance under the MIP. The Compensation Committee approves or adjusts the award based on the above criteria for all Section 16 filers who are employees of the Company. The awards for the Company’s Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent Board members. The Compensation Committee believes that performance-based restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Performance-based restricted share units are used as long-term incentives because they are less dilutive to shares outstanding and to profits. Performance-based restricted share units generally vest from two to ten years.

In determining the number of performance-based restricted share unit grants for each NEO, the Compensation Committee reviewed peer market data provided by Meridian and a detailed analysis of each NEO’s vested and unvested stock holdings. In considering unvested stock holdings, the Committee reviewed a forecast of the timing of potential future restricted stock unit vesting for each NEO over the next ten years.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	49

Executive Compensation

The Compensation Committee subjectively considered the following objectives (without any particular weighting) when determining the form and amount of performance-based restricted share units granted to NEOs in 2019:

●	align NEOs’ long-term interests with those of the Company’s stockholders,
●	strengthen retention hooks for NEOs over the long term,
●	ensure competitiveness of NEOs’ total compensation opportunity through an emphasis on performance-based long-term stock compensation,
●	reinforce share holdings of NEOs,
●	align NEOs’ compensation with the Company’s long-term leadership succession planning initiatives, and
●	bolster the continuity of the entire management team through an upcoming period of critical strategic goals and milestones for the Company.

For 2019, the Compensation Committee and/or independent directors approved the following performance-based restricted share unit grants to the NEOs:

	Units (#)	Fair Value ($)
John N. Roberts, III	56,433	5,563,165
David G. Mee	20,204	1,991,710
Shelley Simpson	20,204	1,991,710
Nicholas Hobbs	20,204	1,991,710
Terrence D. Matthews	25,111	2,475,442

The fair value of the awards was based on a 3.25% discount from the Company’s closing stock price of $101.89 on January 23, 2019. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that this discount is appropriate to value the performance-based restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

The 2019 NEO awards shown above are performance-based restricted share units. These grants vest (in annual increments over periods ranging from two to four years), beginning January 31, 2020, upon the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee. The Compensation Committee acknowledges that the separate components of total direct compensation are not always in the 50th percentile of their respective peer groups, as determined earlier, but it believes that its mix of current and long-term compensation is more appropriate to align the NEO’s compensation with the stockholders’ interests in both the near and longer term.

The Committee also reviewed its compensation strategy in general and specific components of total direct compensation and determined that none of the Company’s compensation programs, individually or as a whole, would create risks that are reasonably likely to have a material adverse effect on the Company. The Committee presented its review and conclusion to the entire Board.

50	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Deferred Compensation

The Company administers a Deferred Compensation Plan for certain of its officers. The employee participant may elect on an annual basis to defer part of his or her salary and/or annual bonus awards. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan, and participants are not permitted to defer shares of Company stock.

Health and Welfare Benefits

The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a nondiscriminatory basis. The Company matches certain employee contributions to the 401(k) plan. The Company provides no postretirement medical or supplemental retirement benefits to its employees.

The Company also provides vacation, sick leave and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

Personal Benefits

The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft

The Company actively participates in shared ownership of aircraft services with NetJets. With the approval of the Chief Executive Officer, the NEOs and other management employees use Company aircraft services for business purposes. Personal use of Company aircraft services is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations.

Company Vehicles

The Company does not provide Company-owned cars to executives.

Other Perquisites

The Company provides executive officers a taxable allowance of up to $10,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning, and tax return preparation. This benefit is based on the actual cost of the services. The Company also provides country club memberships to certain of its executive officers. These memberships are valued based on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company believes that these clubs provide a quiet venue for negotiations and entertainment of clients, bankers, investment bankers, stockholders, etc. The Company also offers executive officers security services in the form of home security systems, monitoring services, or security consulting, the benefit of which is also based on the actual cost of the services. In addition, as with other members of senior management, executive officers may utilize tickets to entertainment or social events provided to the Company in connection with a corporate sponsorship or charitable contribution, at no incremental cost to the Company.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	51

Executive Compensation

Severance Agreements

The Company does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is a merger, reorganization or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

52	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

SUMMARY COMPENSATION

The following table summarizes the total compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2019, for services rendered to the Company. These five officers are referred to as the NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary ($) (1)	Share Units ($)(2) (3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Deferred Compensation ($)	All Other Compensation ($)	Total ($)(3)

John N. Roberts, III President and CEO	2019	892,542	5,563,165	—	—	—	132,542	6,588,249
	2018	845,298	4,877,428	—	1,098,500	—	25,010	6,846,236
	2017	833,865	—	—	—	—	25,387	859,252

David G. Mee EVP, Finance & Administration, CFO	2019	523,224	1,991,710	—	—	—	18,939	2,533,873
	2018	498,618	1,746,255	—	490,805	—	18,720	2,754,398
	2017	488,154	—	—	—	—	18,989	507,143

Shelley Simpson EVP, CCO and President of Highway Services	2019	521,784	1,991,710	—	—	—	27,517	2,541,011
	2018	496,600	1,746,255	—	490,805	—	20,483	2,754,143
	2017	485,000	—	—	—	—	19,973	504,973

Nicholas Hobbs EVP and President of Dedicated Contract Services	2019	520,601	1,991,710	—	—	—	22,121	2,534,432
	2018	485,505	1,746,255	—	487,730	—	18,430	2,737,920
	2017	475,000	—	—	—	—	18,788	493,788

Terrence D. Matthews EVP and President of Intermodal	2019	523,991	2,475,442	—	—	—	18,360	3,017,793
	2018	500,630	1,746,255	—	490,805	—	19,872	2,757,562
	2017	490,202	—	—	—	—	19,758	509,960

(1)

Non-equity incentive plan compensation (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into the deferred compensation plan and/or into the Company’s 401(k) plan. All non-equity awards are reported in the year in which they are earned.

(2)

Amounts reflect grant date fair value of each individual’s specific award, which will be earned over the vesting period (two to four years) and the achievement of operating income performance goals established by the Compensation Committee at the time of grant. No stock options were granted during 2019, 2018 or 2017.

(3)	In 2017, the Compensation Committee moved the timing of annual equity-based awards to January of each year and accordingly, no performance-based restricted share units were granted in 2017.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	53

Executive Compensation

Components of All Other Compensation for Calendar Year 2019

Name	Perquisites and Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Total ($)
John N. Roberts, III	124,142	8,400	132,542
David G. Mee	10,539	8,400	18,939
Shelley Simpson	19,117	8,400	27,517
Nicholas Hobbs	13,721	8,400	22,121
Terrence D. Matthews	9,960	8,400	18,360

Components of Perquisites for Calendar Year 2019

Name	Security Services ($)	Personal Use of Company Plane ($) (1)	Legal and Accounting Fees ($)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)
John N. Roberts, III	13,569	92,428	7,550	10,595	124,142
David G. Mee	69	—	—	10,470	10,539
Shelley Simpson	497	—	10,000	8,620	19,117
Nicholas Hobbs	—	—	4,450	9,271	13,721
Terrence D. Matthews	—	—	1,525	8,435	9,960

(1)

The value of personal aircraft usage reported above is based on the Company’s actual invoiced amount from NetJets for the variable costs incurred on each trip. Since the Company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as depreciation and management fees. On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed for federal income tax purposes as income to the NEO. John N. Roberts III, David G. Mee, and Terrance D. Matthews had such imputed income in 2019. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level rates, which are determined by the U.S. Department of Transportation.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2019. The Company’s equity-based and non-equity incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set.

The MIP is an annual plan consisting of equity-based awards only. The number of performance-based restricted share units awarded is measured based on the executive’s level of responsibility and other matters described on page 49 under “Long-Term, Equity-Based Award.” Dividends are not paid on awards of performance-based or time-vested restricted share units.

54	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

In 2019, NEOs were eligible to earn cash bonuses under the non-equity incentive award plans based on the Company’s operating income, revenue and EBT for the calendar year. Please refer to page 48 under “Annual Bonus Award” for further detail.

		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			Stock Awards	Option Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)

John. N. Roberts, III	1/23/19	709,500	798,500	1,599,500	14,108	56,433	56,433	—	—	—	5,563,165
David G. Mee	1/23/19	270,417	322,917	781,417	6,667	20,204	20,204	—	—	—	1,991,710
Shelley Simpson	1/23/19	270,417	322,917	781,417	5,051	20,204	20,204	—	—	—	1,991,710
Nicholas Hobbs	1/23/19	270,417	322,917	781,417	5,051	20,204	20,204	—	—	—	1,991,710
Terrence D. Matthews	1/23/19	270,417	322,917	781,417	12,555	25,111	25,111	—	—	—	2,475,442

(1)

This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2019 under the percentage assigned to each NEO for the cash bonus pools. The actual awards earned are reported in the Summary Compensation Table shown on page 53 of this Proxy Statement.

(2)	This column reflects the number of performance-based restricted share units that were granted to the NEOs in 2019.

(3)

The fair value of the awards was based on a 3.25% discount from the Company’s closing stock price of $101.89 on January 23, 2019, measured at the target performance level. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that this discount is appropriate to value the performance-based restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	55

Executive Compensation

Outstanding Equity Awards at Calendar Year-end

As of December 31, 2019, there were no outstanding stock options held by the NEOs. The following table sets forth information concerning restricted share units held by the NEOs as of December 31, 2019.

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
John N. Roberts, III			11,692	1,365,392
			24,742	2,889,371
			23,876	2,788,239
			56,433	6,590,246
David G. Mee			20,000	2,335,600
			3,111	363,303
			14,224	1,661,079
			8,548	998,235
			20,204	2,359,423
Shelley Simpson	6,000	700,680
	20,000	2,335,600
			3,888	454,041
			11,074	1,293,222
			8,548	998,235
			20,204	2,359,423
Nicholas Hobbs	3,000	350,340
	20,000	2,335,600
			3,888	454,041
			11,074	1,293,222
			8,548	998,235
			20,204	2,359,423
Terrence D. Matthews			6,000	700,680
			8,548	998,235
			25,111	2,932,463

(1)	Restricted share units are time-vested or performance-based awards. Effective vesting dates, pending achievement of required performance goals set for performance-based awards, are noted below.

56	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Time-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Shelley Simpson	3,000	7/15/20	6,667	7/15/22
	3,000	7/15/21	6,667	7/15/23
	6,666	7/15/21
Nicholas Hobbs	3,000	7/15/20	6,667	7/15/22
	6,666	7/15/21	6,667	7/15/23

Performance-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
John N. Roberts, III	11,692	7/15/20	7,959	1/31/22
	12,371	7/15/20	14,108	1/31/20
	12,371	7/15/21	14,108	1/31/21
	7,959	1/31/20	14,108	1/31/22
	7,958	1/31/21	14,109	1/31/23
David G. Mee	10,000	7/15/20	2,849	1/31/21
	10,000	7/15/21	2,850	1/31/22
	3,111	7/15/20	6,667	1/31/20
	8,128	7/15/20	6,667	1/31/21
	6,096	7/15/21	6,870	1/31/22
	2,849	1/31/20
Shelley Simpson	3,888	7/15/20	2,850	1/31/22
	8,026	7/15/20	5,051	1/31/20
	3,048	7/15/21	5,051	1/31/21
	2,849	1/31/20	5,051	1/31/22
	2,849	1/31/21	5,051	1/31/23
Nicholas Hobbs	3,888	7/15/20	2,850	1/31/22
	8,026	7/15/20	5,051	1/31/20
	3,048	7/15/21	5,051	1/31/21
	2,849	1/31/20	5,051	1/31/22
	2,849	1/31/21	5,051	1/31/23
Terrence D. Matthews	3,000	7/15/20	2,850	1/31/22
	3,000	7/15/21	12,555	1/31/20
	2,849	1/31/20	12,556	1/31/21
	2,849	1/31/21

(2) Values are based on the last closing market price of $116.78 on December 31, 2019.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	57

Executive Compensation

Restricted Share Units Vested

The following table sets forth information concerning restricted share units vested during 2019.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1) (2)
John N. Roberts, III	9,095	842,015
	11,692	1,082,445
	12,371	1,145,307
	15,917	1,703,756
Total	49,075	4,773,523
David G. Mee	3,000	277,740
	3,111	288,016
	2,916	269,963
	3,048	282,184
	2,031	188,030
	5,699	610,021
Total	19,805	1,915,954
Shelley Simpson	3,000	277,740
	3,000	277,740
	3,888	359,951
	3,048	282,184
	2,134	197,566
	5,699	610,021
Total	20,769	2,005,202
Nicholas Hobbs	3,000	277,740
	3,000	277,740
	3,888	359,951
	3,048	282,184
	2,134	197,566
	5,699	610,021
Total	20,769	2,005,202
Terrence D. Matthews	3,000	277,740
	5,699	610,021
Total	8,699	887,761

58	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

(1)

Value realized on the acquired shares shown above is gross earnings. Values are earned over multiple years. The receipt of vested shares in calendar year 2019 should not be interpreted to mean that all value was earned in the year the shares were received. Each executive retained a portion of the available vested shares as shown below:

John N. Roberts, III	27,308
David G. Mee	10,027
Shelley Simpson	11,555
Nicholas Hobbs	10,932
Terrence D. Matthews	4,780

(2)	Values represent the fair market value of the underlying common stock on the date of vesting.

Components of Nonqualified Deferred Compensation for Calendar Year 2019

We have a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or in quarterly installments payable over a period of two to 25 years upon reaching the age of 55, having 15 years of service, or becoming disabled. Our total liability under this plan was $20,410,750 as of December 31, 2019, and $15,719,118 as of December 31, 2018. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested as directed by participants. These investments are included in “other assets” in our Consolidated Balance Sheets and totaled $20,410,750 as of December 31, 2019, and $15,719,118 as of December 31, 2018.

Name	Executive Contributions in 2019 ($) (1)	Registrant Contributions in 2019 ($)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at 2019 ($) (1)
John N. Roberts, III	—	—	—	—	—
David G. Mee	—	—	—	—	—
Shelley Simpson	—	—	—	—	—
Nicholas Hobbs	—	—	—	—	—
Terrence D. Matthews	270,452	—	706,594	—	4,889,041

(1)

Amounts of executive contributions are included as part of the NEO’s salary in the Summary Compensation Table detailed above. Total executive contributions for the three-year period ending December 31, 2019 were $760,582 for Mr. Matthews.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	59

Executive Compensation

Potential Post-Employment Benefits

The Company generally does not have employment contracts or predetermined personal severance agreements with any of its executives. However, on February 6, 2020, the Company entered into Executive Retirement Agreements (the “Retirement Agreements”) with David G. Mee and Terrence D. Matthews. Under the terms of Mr. Mee’s Retirement Agreement, which was effective as of February 14, 2020, Mr. Mee’s outstanding unvested awards of performance-based restricted share units granted prior to January 1, 2020 will be accelerated and will vest automatically as of April 1, 2020, without regard to performance conditions, and he will be entitled to health insurance coverage under the Company’s health insurance plans in accordance with COBRA. The receipt of these equity awards and benefits will be subject to Mr. Mee’s compliance with certain non-competition, non-solicitation and non-interference covenants described in the Retirement Agreement for a specified period following his retirement. The Retirement Agreement also includes a customary release of claims in favor of the Company. The agreement will automatically terminate if Mr. Mee’s employment with the Company terminates for any reason prior to April 1, 2020. Under the terms of Mr. Mee’s Retirement Agreement, had Mr. Mee’s retirement occurred on December 31, 2019, the value of the shares Mr. Mee would have been entitled to receive was $6,606,361.

Under the terms of Mr. Matthews’ Retirement Agreement, which was effective as of February 14, 2020, Mr. Matthews’ outstanding unvested awards of performance-based restricted share units will be accelerated and will vest automatically as of July 16, 2020, without regard to performance conditions, and he will be entitled to health insurance coverage under the Company’s health insurance plans in accordance with COBRA. The receipt of these equity awards and benefits will be subject to Mr. Matthews’ compliance with certain non-competition, non-solicitation and non-interference covenants described in the Retirement Agreement for a specified period following his retirement. The Retirement Agreement also includes a customary release of claims in favor of the Company. The agreement will automatically terminate if Mr. Matthews’ employment with the Company terminates for any reason prior to July 16, 2020. Under the terms of Mr. Matthews’ Retirement Agreement, had Mr. Matthews’ retirement occurred on December 31, 2019, the value of the shares Mr. Matthews would have been entitled to receive was $2,482,159.

Additionally, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is a merger, reorganization or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation or similar form of corporate transactions involving the Company that requires the approval of the Company’s stockholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company. The awards granted under the previously mentioned MIP are also subject to certain non-competition covenants for a specified period following after cessation of employment with the Company.

60	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Executive Compensation

Potential benefits to the NEOs due to his or her separation of service without cause, retirement or resignation for good reason following a “change in control” are shown below. The amounts represent the immediate vesting of all outstanding restricted share units and are valued using the last closing market price of $116.78 on December 31, 2019.

John N. Roberts, III	$13,633,248
David G. Mee	7,717,640
Shelley Simpson	8,141,201
Nicholas Hobbs	7,790,861
Terrence D. Matthews	4,631,378

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO.

For 2019, our last completed fiscal year:

●	The median of the annual total compensation of all of the Company’s employees, other than our CEO, was $65,663.
●	The annual total compensation of our CEO was $6,588,249.
●	Based on this information, the ratio for 2019 of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 100 to 1.

In determining the median of the annual total compensation of all of the Company’s employees, other than our CEO, we are required to identify the Company’s “median employee”. Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. The Company determined that no such change has occurred since the Company identified its “median employee” in 2017.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	61

Executive Compensation

To identify the “median employee” in 2017, we performed the following:

●	We conducted a full analysis of our employee population as of our determination date of November 30, 2017.
●

We excluded employees residing in Mexico and Canada from our calculation under the De Minimis Exemption. Employees located in Mexico and Canada constituted 0.09% and 0.01% of our total employee population, respectively, which consisted of 22 individuals in Mexico and 3 individuals in Canada as of our determination date.

●

Our employee population, after taking into consideration the afore mentioned adjustments, consisted of 23,872 individuals. Of these employees, 23,632 individuals were full-time (or full-time equivalent) employees, with the remainder employed on a part-time (less than 30 hours per week) basis. 99.9% of our employees (23,872 individuals) were located in the United States.

●

We used a definition that was not total compensation and instead chose the aggregate of the employee’s base pay and cash incentive bonuses paid during the period of January 1, 2017, through November 30, 2017. These balances were then annualized, with any anomalous reported earnings being replaced with a substantially similar employee balance. Reasons for the replacement of anomalous earnings were primarily due to a lack of adequate length of employment history with the company or the employee incurring a leave of absence during the analysis period.

●	Using this methodology, we determined that the “median employee” was the average of two single employees – a regional driver and an over-the-road driver.

During 2019, the over-the-road driver identified above left employment with the Company. However, due to the analogous nature of the two identified individuals’ compensation and job profiles, the Company concluded that the remaining regional driver continued to represent the appropriate “median employee” of the Company as previously determined during our 2017 analysis of our employee population. Accordingly, the Company used the identified regional driver in determining our 2019 pay ratio calculation. To determine the annual total compensation of the “median employee” for 2019, we identified and calculated the elements of compensation for this identified employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

62	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Report of the Executive
Compensation Committee

The 2019 Compensation Committee was composed of Coleman H. Peterson, Chairman, Francesca M. Edwardson, Sharilyn S. Gasaway, and Gary C. George, none of whom is an officer or employee of the Company and all of whom have been determined by the Board to be independent. Additionally, all members of the Compensation Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Code.

The Compensation Committee met five times in 2019 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Compensation Committee did not act by unanimous consent at any time in 2019.

The Compensation Committee has reviewed and discussed the previous CD&A with management, and based upon such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc.

2019 Executive Compensation Committee

Coleman H. Peterson, Chairman

Francesca M. Edwardson

Sharilyn S. Gasaway

Gary C. George

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	63

PROPOSAL NUMBER TWO

Advisory Vote on
Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with SEC rules. At our Annual Meeting in 2017, our stockholders voted to recommend that the Company hold future “say-on-pay” votes annually until the Company is next required to hold an advisory vote on the frequency with which the Company will hold future “say-on-pay” votes, which will be in 2023. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.

As discussed in our Compensation Discussion and Analysis (CD&A) on page 37, our executive compensation programs for our NEOs, as well as other executives, are designed to be competitive within the transportation industry and to link executive compensation with the creation of stockholder value. The overall compensation philosophy is guided by the following principles:

●

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

●

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

●

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

●

Long-term incentive compensation, the Company’s MIP, should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of stockholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in the CD&A under the caption “Stock Ownership Guidelines.”

Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive awards, and an annual long-term, performance-based equity-based award. The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. Base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention and peer group salaries. The short-term cash incentive awards are tied to operating income, revenue and EBT. The long-term, equity-based awards utilize restricted share units. The restricted share units awarded to the Company’s NEOs are performance-based restricted share units, which vest over multiple years upon the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee. Equity awards granted to our NEOs in 2019 and prior years vest annually subject to attainment of annual operating income goals. For 2020, the Compensation Committee adopted an additional three-year performance period for a portion of the NEO equity awards based on cumulative EBITDA and ROIC goals.

64	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL TWO Advisory Vote on Executive Compensation

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our NEO compensation as described in the Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our fiscal year 2019 executive compensation policies and procedures for NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in the Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of J.B. Hunt Transport Services, Inc. approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider stockholders’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support of the Company’s executive compensation in fiscal year 2019, as outlined in the above resolution.

Proposal 2 The Board of Directors unanimously recommends a vote for proposal number two

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	65

Report of the Audit Committee

The 2019 Audit Committee was composed of James L. Robo, Chairman, Douglas G. Duncan, and Sharilyn S. Gasaway. Each served as a member of the Audit Committee during the full 2019 calendar year. The Company’s Board has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership pursuant to the NASDAQ corporate governance listing standards and has also determined that Messrs. Robo and Duncan and Mrs. Gasaway each have the attributes of an audit committee financial expert as defined by SEC requirements.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Investors” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Audit Committee, among other things:

●	monitors the integrity of the financial reporting process, systems of internal accounting controls, and financial statements and reports of the Company,
●	appoints, retains, compensates and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors,
●	reviews and preapproves all audit, attest and review services and permitted non-audit services,
●	oversees the performance of the Company’s internal audit function, and
●	oversees the Company’s compliance with legal and regulatory requirements.

In 2019, the Audit Committee met eight times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2019 calendar year and met and held discussions with management, the Company’s internal auditors and E&Y, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board, as may be modified, supplemented or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2019, as filed with the SEC.

J.B. Hunt Transport Services, Inc.

2019 Audit Committee Members

James L. Robo, Chairman

Douglas G. Duncan

Sharilyn S. Gasaway

66	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL NUMBER Three

Ratification of Independent Registered
Public Accounting Firm

The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2020 calendar year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of E&Y as the Company’s independent registered public accounting firm for the 2020 calendar year.

E&Y has been our independent auditor since 2005. No relationships exist other than the usual relationships between auditor and client. Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. If our stockholders do not ratify the appointment of E&Y at the Annual Meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2020 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2020 calendar year if it determines that such a change would be in the best interests of the Company and its stockholders.

Proposal 3

The Board of Directors unanimously recommends a vote for ratification of the appointment of Ernst & Young llp as the company’s independent registered public accounting firm for the 2020 calendar year

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	67

PROPOSAL THREE Ratification of Independent Registered Public Accounting Firm

AUDIT AND NON-AUDIT FEES

The Audit Committee preapproves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee is informed from time to time regarding the non-audit services actually provided pursuant to the preapproval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general preapproval, it will require specific preapproval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure that such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by E&Y for the 2019 and 2018 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, audit of the Company’s employee benefit plan, consent for and review of registration statements filed by the Company with the SEC, and tax consultation services. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

The following table shows the fees billed by E&Y for audit and other services provided to the Company for the 2019 and 2018 calendar years, respectively:

	2019 ($)	2018 ($)
Audit fees (1)	1,494,100	1,327,040
Audit-related fees (2)	79,000	28,500
Tax fees (3)	330,861	391,748
All other fees	—	—

(1)

Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and consent for and review of registration statements filed by the Company with the SEC.

(2)	Audit-related fees consisted of an audit of the Employee Benefit Plan.
(3)	Tax fees consisted principally of federal and state income tax consulting.

The Audit Committee has considered whether the non-audit services provided by E&Y, including the services rendered in connection with income tax consultation, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of E&Y as the Company’s independent registered public accounting firm. E&Y did not bill the Company for any other services during calendar years 2019 and 2018.

68	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL THREE Ratification of Independent Registered Public Accounting Firm

Policy on Audit Committee Preapproval of Audit and Permissible Non-audit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor and has established a policy to preapprove all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of four categories of services:

●

Audit services include audit work performed related to the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services, and consultation regarding financial accounting and/or reporting standards.

●

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

●

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, including fees in the areas of tax compliance, tax planning and tax advice.

●	Other services are those not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to the engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent auditor.

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	69

PROPOSAL NUMBER FOUR
Stockholder Proposal Regarding Reporting Political Contributions

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and the Board accept no responsibility. The International Brotherhood of Teamsters General Fund (the Fund), located at 25 Louisiana Avenue, N.W., Washington, D.C. 20001, is the proponent of the following stockholder proposal and has advised us that the Fund holds 190 shares of the Company’s common stock which it has continuously held for at least one year and they intend to present the following proposal for a vote at the 2020 Annual Meeting.

RESOLVED, that the shareholders of J.B. Hunt Transport Services, Inc. (“J.B. Hunt” or “Company”), hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to- (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a. The identity of the recipient as well as the amount paid to each; and,

b. The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of J.B. Hunt, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show J.B. Hunt has contributed at least $25,000 in corporate funds since the 2010 election cycle. (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics:
http://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Norfolk Southern Corporation, CSX Corporation, and Kansas City Southern, which present this information on their websites.

70	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL FOUR Stockholder Proposal Regarding Reporting Political Contributions

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Board of Directors Statement in Opposition to the Stockholder Proposal

The Board of Directors has carefully considered this stockholder proposal and concluded that it is unnecessary and not in the best interest of the Company or its stockholders for the reasons described below. The Board of Directors therefore unanimously recommends voting against this proposal.

The Company is in a highly regulated industry, and actions by elected officials can have a significant impact on our industry and our business. The Company generally does not make direct political contributions. However, the Board of Directors and management believe that targeted and responsible involvement in the legislative, regulatory and electoral processes is prudent to protect and promote the interests of the Company’s stockholders, employees and customers. The Company may from time-to-time make focused lobbying expenditures or contributions to third party organizations. The Company is also a member of several industry trade organizations.

While the Company’s limited involvement in the legislative, regulatory or electoral process serves an important corporate purpose, the Company’s related expenses represent only a small fraction of our total annual expenses (less than 0.001% in fiscal 2019). The Company conducts such activities only in compliance with all applicable federal, state and local laws. For example, U.S. federal law currently prohibits companies from making corporate contributions or providing anything of value to any political candidate, campaign committee or other organization in connection with any federal election. The Company does not make such contributions. The Company is permitted to make donations to political action committees (PACs), which are generally limited in their ability to advocate on behalf of specific parties or candidates and are subject to disclosure requirements at the federal and state levels. The Company has made and may in the future make contributions to such organizations. Details of any such contributions over $200, including the recipient and amount, are generally made publicly available by the Federal Election Commission.

The Company’s participation in trade associations and organizations serves various business purposes, most importantly allowing management to stay current on industry standards and best practices, emerging trends and other business or technical issues that may impact the Company. While these organizations may engage in political or lobbying activities, the Company’s membership or participation in its trade associations and organizations is not to advance political purposes and does not represent the Company’s agreement with all positions, views or objectives of these associations and organizations. Because the Company’s involvement with trade associations and third-party organizations is based on reasons unrelated to any political activities and because our involvement and payments to such associations and organizations do not necessarily reflect the Company’s views on every action a trade association or organization may take, the Board of Directors believes the proposed report would not provide meaningful information to investors. Further, the Board of Directors believes that providing such information could be used by special interest groups to pressure the Company to oppose actions taken by these organizations or to stop supporting positions or initiatives that are in the best interests of the Company and its stockholders, employees, and customers, and such efforts could be counter to the Company’s best interests to the extent it diverts management’s focus from the operation of our business.

For the foregoing reasons, the Board of Directors believes this stockholder proposal is unnecessary and not in the best interest of the Company or its stockholders. The Board of Directors therefore unanimously recommends voting against this proposal.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	71

PROPOSAL FOUR Stockholder Proposal Regarding Reporting Political Contributions

Proposal 4 The Board of Directors unanimously recommends a vote against proposal number four

72	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

pROPOSAL NUMBER FIVE

Stockholder Proposal Seeking a Report on Climate Change Initiatives

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and the Board accept no responsibility. Trillium Asset Management, LLC (Trillium), located at 721 NW Ninth Avenue, Suite 250, Portland, Oregon 97209, on behalf of the Trillium Small/Mid Cap Fund, the Timken Matthews Family Foundation, Episcopal City Mission, the Community Environmental Council and the Threshold Foundation, has advised us that each of the foregoing proponents holds shares of the Company’s common stock, which each has continuously held for at least one year, with a market value in excess of $2,000 and that they intend to present the following proposal for a vote at the 2020 Annual Meeting.

Whereas: In 2018, the Intergovernmental Panel on Climate Change advised that net carbon emissions must fall 45 percent by 2030 and reach net zero by 2050 to limit warming below 1.5°C thereby preventing the worst consequences of climate change.

The Fourth National Climate Assessment (2018) reports that with continued growth in emissions, “annual losses in some U.S. economic sectors are projected to reach hundreds of billions of dollars by 2100.”

Climate change impacts present systemic portfolio risks to investors. A warming climate is associated with supply chain dislocations, reduced resource availability, lost productivity, commodity price volatility, infrastructure damage, and an increase in severe weather systems that disrupt operations, among others.

The U.S. Energy Information Administration identifies the transportation sector as the largest producer of greenhouse gas emissions and its emissions are steadily increasing.

While J.B. Hunt has adopted various ad-hoc initiatives to reduce fuel consumption, the Company states these initiatives are not part of an overarching strategy, it does not have a low-carbon transition plan, and it does not use climate-related scenario analysis to inform its business strategy.

Ramping up the scale, pace, and rigor of its climate-related initiatives may help unlock important opportunities for growth as major business customers are increasingly demanding environmental accountability from suppliers. It may also help prepare the Company for future carbon-related regulations.

J.B. Hunt peers Republic Services, Waste Management, and CSX Corporation are among the over 690 Companies intending to reduce their emissions in line with the aims of the 2015 Paris Climate Agreement – the landmark global agreement to limit global temperature increases to well below 2°C above pre-industrial levels, ideally striving for 1.5°C. Amazon.com, Inc. plans to purchase 100,000 electric delivery vehicles by 2030 as part of its ambition to achieve the Paris goals ten years early.

Given the impact of climate change on the economy, the environment, and human systems, and the short amount of time in which to address it, proponents believe J.B. Hunt has a clear responsibility to its investors and other stakeholders to account for whether, and how, it plans to reduce it s ongoing climate contributions.

Resolved: Shareholders request J.B. Hunt Transport Services issue a report, at reasonable cost and omitting proprietary information, describing if, and how, it plans to reduce its total contribution to climate change and align its operations with the Paris Agreement’s goal of maintaining global temperature increases well below 2 degrees Celsius.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	73

PROPOSAL FIVE  Stockholder Proposal Seeking a Report on Climate Change Initiatives

Supporting Statement

In the report shareholders seek information, among other issues at board and management discretion, on the relative benefit s and drawbacks of integrating the following actions:

●	Developing a low-carbon transition plan;
●	Adopting short- and long-term greenhouse gas emissions reduction targets for the Company’s full carbon footprint aligned with the Paris Agreement;
●	Increasing the scale, pace, and rigor of existing initiatives aimed at reducing the carbon intensity of J.B. Hunt’s services and operations;
●	Investing in renewable energy resources.

Board of Directors Statement in Opposition to the Stockholder Proposal

The Company recognizes that reducing GHG emissions in our business is important to our stockholders, our customers, the communities we serve, the global environment and ultimately the future success of our Company. Increasingly, our customers are making environmental responsibility a priority in their business decision-making, and the same is true for the Company. We strive to offer transportation solutions that help the Company and our customers reduce both costs and carbon emissions while meeting or exceeding our customers’ operational needs. As such, environmental considerations like those identified in the above proposal are built into the Company’s core modeling as it relates to our mission to provide customized freight movement, revenue equipment, labor and systems services tailored to meet the customer’s specific requirements.

The Company has stood at the forefront of environmentally-friendly transportation services and has undertaken a variety of green initiatives throughout the business. The following are several ways the Company has worked to be an industry leader in reducing the environmental impact of our business:

●

The Company’s Intermodal segment, which accounted for approximately 52% of our total revenue in 2019, owns and operates the world’s largest fleet of 53-foot stackable containers, through which freight that would ordinarily be transported by truck can be carried largely by rail. During 2019, the Company moved approximately 2.0 million intermodal loads, effectively preventing approximately 3.2 million tons of carbon dioxide equivalent from entering the atmosphere, which is equivalent to removing over 700,000 passenger vehicles off the road for a year. The Company estimates that converting over-the-road shipments to intermodal shipments reduces the carbon footprint of the load by approximately 50%.

●

The Company engineers and designs customer solutions with an emphasis on energy efficiency, including following a five-step customer solution that (1) measures baseline energy use/carbon emissions, (2) minimizes total miles traveled, (3) maximizes payload, (4) optimizes mode of transport, and (5) selects the most efficient carriers.

●	The Company deploys sophisticated optimization-based planning tools to minimize daily energy consumption when transporting customer shipments.
●

The Company continually searches for and evaluates opportunities to utilize emerging technologies in the area of exhaust-free vehicles and currently has two electric vehicle pilot programs in place within its Dedicated Contract Services segment.

●

In each of the past ten years, the Company has received a SmartWay® Excellence Award in recognition of our dedication to energy efficiency and decreased overall carbon dioxide emissions. The SmartWay Program is a public-private initiative between the U.S. Environmental Protection Agency (“EPA”), the freight transportation industry, and other federal and state agencies which seeks to reduce transportation-related emissions by improving supply chain efficiency. In addition, the Company was named to the EPA’s “SmartWay High Performers: Multimodal Carriers” list in 2019.

74	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

PROPOSAL FIVE  Stockholder Proposal Seeking a Report on Climate Change Initiatives

●

Since 2010, the Company has offered our customers a proprietary CLEAN Transport™ carbon calculator that allows customers to measure and track their carbon footprints and identify opportunities for intermodal conversion to reduce emissions.

●

The Company regularly participates in industry working groups focused on reducing GHG emissions and improving environmental impacts, including the Sustainability Consortium, the Sustainability Accounting Standards Board, the Global Logistics Emissions Council and the Environmental Defense Fund.

●

The Company also regularly works with government agencies, including the U.S. Department of Energy and the EPA, as those agencies engage in a process that will determine the applicable rules, regulations and guidelines that govern the transportation industry.

●

The Company has a strong record of ensuring that its revenue equipment complies with required emission standards. For instance, as an integral component of the Company’s operations, the Company undergoes ongoing evaluation to monitor the efficacy of new technologies to reduce energy use and carbon emissions.

●

The Company has pursued a number of other sustainability innovations, such as reducing tractor engine idling through driver incentive programs, installing on-board equipment such as direct-fired heaters and auxiliary power units, burning biodiesel fuels when available, governing top speeds on company-owned equipment to maximize fuel efficiency and safety, and using proprietary algorithms to determine the least cost method of shipping, which ultimately decreases carbon dioxide emissions, as well as the number of trucks and drivers on the road.

Based on these current and continued initiatives to reduce the Company’s impact on the environment, the Board of Directors believes that adopting this proposal would be duplicative of the Company’s existing efforts. The Company is and has been committed to being an industry leader in lessening its environmental impact and reducing GHG emissions. We have been reporting with the Carbon Disclosure Project since 2010 to disclose these efforts to customers and investors in an industry standard format. In addition, information regarding the Company’s environmental initiatives can also be found on our corporate website at www.jbhunt.com.

The Board of Directors does not think it is prudent to make specific commitments or to be informally regulated by individual stockholders on specific issues, particularly with respect to fuel efficiency given the inherent significance of fuel costs and equipment utilization and replacement costs to the management of a large transportation company. Instead, we believe that the interests of our stockholders will be best served by us continuing to build a profitable business while continuing our current environmental initiatives and efforts, many of which are governed by federal, state and local regulatory requirements, without introducing stockholder requirements to publicly disclose our strategic goals and plans.

We believe the above proposal could undermine the Company’s ability to compete in the transportation marketplace, reducing our profitability and harming the financial interests of our stockholders. The proposal’s requests would in essence commit the Company to publicly disclosing our strategies and solutions for reducing GHG emissions. Publicly disclosing specific GHG reduction goals, or the Company’s evaluation of the benefits and drawbacks of such goals, as required by this proposal, would give the Company’s competitors insight into management’s strategic business plans and operational goals and, ultimately, could impair the Company’s ability to achieve GHG emission reductions.

To ensure that the Company can best pursue the common goal of reducing GHG emissions while maintaining our competitive advantages and profitability for our stockholders, the Board of Directors unanimously recommends that you vote against this proposal.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	75

PROPOSAL FIVE  Stockholder Proposal Seeking a Report on Climate Change Initiatives

Proposal 5 The Board of Directors unanimously recommends a vote against proposal number five

76	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO VOTE BY TELEPHONE, MAIL OR INTERNET

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors JENNIFER R. BOATTINI Corporate Secretary

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	77

Questions and Answers About the Proxy Materials and the Annual Meeting

When And Where Is The Annual Meeting?

Date:	Thursday, April 23, 2020
Time:	10 a.m. Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc. Corporate Offices Million Mile Auditorium 615 J.B. Hunt Corporate Drive Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?

At the Annual Meeting, you will be asked to:

●

Consider and vote upon a proposal to elect nominees Douglas G. Duncan, Francesca M. Edwardson, Wayne Garrison, Sharilyn S. Gasaway, Gary C. George, Bryan Hunt, Gale V. King, John N. Roberts, III, James L. Robo, and Kirk Thompson as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Stockholders in 2021.

●	Consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers.
●	Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP (E&Y) as the Company’s independent registered public accounting firm for the 2020 calendar year.
●	Consider and vote upon a stockholder proposal requesting the Company to prepare and disclose a report of the Company’s political contributions policy and political contributions made by the Company.
●	Consider and vote upon a stockholder proposal requesting the Company to prepare and disclose a report describing if and how the Company plans to reduce its total contribution to climate change.
●	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only stockholders of record of the Company’s common stock at the close of business on Tuesday, February 18, 2020, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

(1) directly by the stockholder of record, and

(2) beneficially through a broker, bank or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 106,258,961 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

78	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

●

Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

●

Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the Annual Meeting. However, because you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

●	Election of Directors

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive “for” votes from more than 50% of the number of shares voted with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote.

●	Advisory vote on the resolution to approve the Company’s compensation of its named executive officers

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

●	Ratification of the appointment of E&Y as the Company’s independent registered public accounting firm

Ratification of the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. Stockholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	79

Questions and Answers About the Proxy Materials and the Annual Meeting

●	Vote on a stockholder proposal requesting the Company to prepare and disclose a report of the Company’s political contributions policy and political contributions made by the Company

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote.

●	Vote on a stockholder proposal requesting the Company to prepare and disclose a report describing if and how the Company plans to reduce its total contribution to climate change.

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote.

As of the record date, directors and executive officers of the Company beneficially owned an aggregate 3,725,899 shares of common stock representing 3.5% of our common stock issued and outstanding and, therefore, 3.5% of the voting power entitled to vote at the Annual Meeting. The Company believes that its directors and executive officers currently intend to vote their shares as follows:

●	FOR the election of directors for one (1) year
●	FOR the resolution approving the Company’s compensation of its named executive officers
●	FOR ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2020 calendar year
●	AGAINST the stockholder proposal requesting the Company to prepare and disclose a report of the Company’s political contributions policy and political contributions made by the Company
●	AGAINST the stockholder proposal requesting the Company to prepare and disclose a report describing if and how the Company plans to reduce its total contribution to climate change.

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting.

If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you request and obtain a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to the Company at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

80	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are provided on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Wednesday, April 22, 2020 (the day before the Annual Meeting).

If you are the beneficial owner of shares held in “street name,” you should instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

If you hold shares in street name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters that are not considered to be “routine” matters, including the election of directors, executive compensation and other significant matters. The proposals in this Proxy Statement regarding the election of directors, the advisory vote concerning executive compensation, the Company’s political contributions policy, and the proposed report on climate change initiatives are not considered to be routine matters. Therefore, without your specific instructions, your shares will not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

Ratification of the appointment of E&Y as the Company’s independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, brokers, banks and other nominees will have the discretionary authority to vote shares of our common stock with respect to this proposal.

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because:

1.	the beneficial owner has not instructed the nominee on how to vote, and
2.	the nominee lacks discretionary voting power to vote such issues.

Under NASDAQ rules, a nominee does not have discretionary voting power with respect to the approval of “nonroutine” matters absent specific voting instructions from the beneficial owners of such shares.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	81

Questions and Answers About the Proxy Materials and the Annual Meeting

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Kirk Thompson and John N. Roberts, III are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

1.	FOR the election of the nominees for director named in this Proxy Statement,

2.	FOR the resolution approving the Company’s compensation of its named executive officers,

3.	FOR ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2020 calendar year,

4.	AGAINST the stockholder proposal requesting the Company to prepare and disclose a report of the Company’s political contributions policy and political contributions made by the Company,

5.	AGAINST the stockholder proposal requesting the Company to prepare and disclose a report describing if and how the Company plans to reduce its total contribution to climate change, and

6.	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

1.	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),
2.	giving notice of your changed vote to us in writing mailed to the attention of Jennifer R. Boattini, Corporate Secretary, at our executive offices, or
3.	attending the Annual Meeting and giving oral notice of your intention to vote in person.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

82	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

Who Will Pay The Costs Of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our common stock.

In 2019, the Company retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. The Company paid Broadridge a fee of approximately $85,000 as compensation for its services and was reimbursed for its out-of-pocket expenses. The fee amount was not contingent on the number of stockholder votes cast in favor of any proposal, and Broadridge is prohibited from making any recommendation to our stockholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal. Proxy solicitation fees in 2020 are expected to be comparable to those paid in 2019.

What Other Business Will Be Presented At The Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Kirk Thompson and John N. Roberts, III, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals For The 2021 Annual Meeting?

In order for a stockholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2021 Annual Meeting of Stockholders, the proposal:

1.	must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, on or before November 12, 2020, and
2.

must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

In connection with our 2021 Annual Meeting of Stockholders, if we do not receive notice of a matter or proposal to be considered by January 26, 2021, then the persons appointed by our Board of Directors to act as proxy holders for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal properly presented for a vote at such meeting.

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the Annual Meeting on a Form 8-K within four days after the annual stockholders meeting on April 23, 2020.

J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement	83

Questions and Answers About the Proxy Materials and the Annual Meeting

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the SEC) called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s Annual Report and would like to request a separate copy of these materials, or if you do not wish to participate in householding in the future, please:

1.	mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or
2.	call the Corporate Secretary toll-free at 800-643-3622.

Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

1.	FOR the election of the nominees for director named in this Proxy Statement,
2.	FOR the resolution approving the Company’s compensation of its named executive officers,
3.	FOR ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2020 calendar year,
4.	AGAINST the stockholder proposal requesting the Company to prepare and disclose a report of the Company’s political contributions policy and political contributions made by the Company, and
5.	AGAINST the stockholder proposal requesting the Company to prepare and disclose a report describing if and how the Company plans to reduce its total contribution to climate change.

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary toll-free at 800-643-3622. In addition, information regarding the Annual Meeting is available at our website jbhunt.com.

84	J.B. HUNT TRANSPORT SERVICES, INC. Proxy Statement

J.B. HUNT®
The Transportation Logistics Company

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Central Time, on April 22, 2020.

Online
Go to **www.envisionreports.com/JBHT** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/JBHT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Douglas G. Duncan	☐	☐	☐	02 - Francesca M. Edwardson	☐	☐	☐	03 - Wayne Garrison	☐	☐	☐
04 - Sharilyn S. Gasaway	☐	☐	☐	05 - Gary C. George	☐	☐	☐	06 - J. Bryan Hunt, Jr.	☐	☐	☐
07 - Gale V. King	☐	☐	☐	08 - John N. Roberts III	☐	☐	☐	09 - James L. Robo	☐	☐	☐
10 - Kirk Thompson	☐	☐	☐								

	For	Against	Abstain
2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for calendar year 2020.	☐	☐	☐
4. To approve a stockholder proposal regarding reporting political contributions.	☐	☐	☐
5. To approve a stockholder proposal seeking a report on climate change initiatives.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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036R4E

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need the fifteen digit number on the front of this proxy card. The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on April 23, 2020, at 10 a.m. (CDT) at the offices of the corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any adjournment thereof.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of a voided check to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare	Telephone Inside the USA:	(877) 498-8861
P.O. Box 505000	Telephone Outside the USA:	(781) 575-2723
Louisville, KY 40233	TDD/TTY for Hearing Impaired:	(800) 952-9245

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JBHT

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

The undersigned hereby constitutes and appoints Kirk Thompson and John N. Roberts III or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 23, 2020, at 10 a.m. (CDT) at the offices of the Company, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 AND 5.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2020

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2019 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

J.B. HUNT®
The Transportation Logistics Company

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Douglas G. Duncan	☐	☐	☐
02 - Francesca M. Edwardson	☐	☐	☐
03 - Wayne Garrison	☐	☐	☐
04 - Sharilyn S. Gasaway	☐	☐	☐
05 - Gary C. George	☐	☐	☐
06 - J. Bryan Hunt, Jr.	☐	☐	☐
07 - Gale V. King	☐	☐	☐
08 - John N. Roberts III	☐	☐	☐
09 - James L. Robo	☐	☐	☐
10 - Kirk Thompson	☐	☐	☐

Proposal	For	Against	Abstain
2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for calendar year 2020.	☐	☐	☐
4. To approve a stockholder proposal regarding reporting political contributions.	☐	☐	☐
5. To approve a stockholder proposal seeking a report on climate change initiatives.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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036R5E

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

The undersigned hereby constitutes and appoints Kirk Thompson and John N. Roberts III or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 23, 2020, at 10 a.m. (CDT) at the offices of the Company, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 AND 5.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2020

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2019 Annual Report and Proxy Statement, are available over the Internet by accessing www.edocumentview.com/jbht.